Exhibit 10.3

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT (this “Agreement”) is made as of August 7, 2023 (the “Effective Date”) by and between GeneFab, LLC, a Delaware limited company (“Provider”), with offices at 1101 Marina Village Parkway, Suite 201, Alameda, CA 94502, and Senti Biosciences, Inc., a Delaware corporation (“Senti”), with offices at 2 Corporate Drive, First Floor, South San Francisco, CA 94080. Provider and Senti are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Senti is a biotechnology company that leverages its proprietary gene circuit technology platform to enable the development of “smart” next-gen cell and gene therapies;
WHEREAS, Provider provides contract development and manufacturing services to the biopharmaceutical industry;
WHEREAS, on the Effective Date, the Parties are entering into a Framework Agreement (the “Framework Agreement”), pursuant to which Senti agreed to sublease to Provider the entirety of the premises under its lease for the Alameda Facility, and to subsequently assign the lease in accordance with the terms of the Framework Agreement, and the Parties agreed that Provider will provide contract development and manufacturing services to Senti at the Alameda Facility, as a primary preferred service provider to Senti, in accordance with the terms of this Agreement;
NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

1.    DEFINITIONS. Terms defined elsewhere in this Agreement will have the meanings set forth therein for all purposes of this Agreement unless otherwise specified to the contrary. The following terms will have the meaning set forth below in this Section 1 (Definitions), with grammatical variations having corresponding meanings:
1.1.    “Activity Addition Date” is defined in Section 2.4.5.
1.2.    “Affiliate” means, with respect to a Party, any Person that controls, is controlled by or is under common control with such Party during the period for which the determination of affiliation is being made; where “control” means (a) in the case of corporate entities, direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), and (b) in the case of non-corporate entities, the direct or indirect power to direct, or cause the direction of, the management and policies of the non-corporate entity or the power to elect or appoint at least fifty percent (50%) of the members of the governing body of such non-corporate entity.
1.3.    “Alameda Facility” means the manufacturing facility that is leased to Senti, or to Provider upon assignment of the lease to Provider, and located at 1430 Harbor Bay Parkway, Alameda, California, as more particularly described in the Framework Agreement.
1.4.    “Ancillary Agreements” is defined in the Framework Agreement.

1.5.    “Anti-Corruption Laws” is defined in Section 11.9 (Anti-Corruption Laws).
1.6.    “Asserted Market Rate” is defined in Section 2.4.4.
1.7.    “Batch” means a quantity of Product that is intended to be of uniform character and quality, within limits specified in the relevant Purchase Order, SoW, Quality Agreement or specifications documents provided by Senti, and is produced in a single cycle of Manufacture in accordance with the applicable Batch Documentation.
1.8.    “Batch Documentation” means the documentation generated by or on behalf of Provider for each Batch Manufactured by or on behalf of Provider. [***]
1.9.    “Batch Price” means the Service Fees associated [***] each Batch of Product, as provided in the applicable Statement of Work and as may be adjusted from time to time in accordance with this Agreement or the applicable Statement of Work.
1.10.    “Batch Record” means the manufacturing record for a Batch generated by or on behalf of Provider or its Affiliates concurrently with the production of a specific Batch such that successive steps in such processes are documented. The Batch Record is an accurate reproduction of the appropriate Master Batch Record and documents each significant step in the manufacturing process.
1.11.    [***]
1.12.    [***] is defined in Section 7.2.2 (Prepayment).
1.13.    [***] is defined in Section 2.3 (Initial Statements of Work).
1.14.    “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in San Francisco, California and Hong Kong Special Administrative Region are authorized or obligated by Laws to close.
1.15.    “Cancellation Fees” is defined in Section 5.5.1(a) (Cancellation Fees).
1.16.    “Cancellation Notice” is defined in Section 5.5 (Cancellation of Services).
1.17.    “Certificate of Analysis” means a document describing the specifications for the applicable Product or material, test methods applied and test results that has been quality reviewed, signed and dated by authorized representatives of the relevant quality organization.
1.18.    “Change of Control” means, with respect to a Party, (a) a merger, reorganization, or consolidation of such Party with or into any Third Party, or any other corporate reorganization involving a Third Party, that results in those persons or entities that are stockholders of such Party immediately prior such merger, reorganization, or consolidation owning less than fifty percent (50%) of the surviving entity’s voting power immediately after such merger, reorganization, or consolidation, (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party (whether in a single transaction or series of related transactions), where immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the voting securities of such Party is a Third Party or (c) the sale, transfer, lease, license or other disposition to a Third Party of all or substantially all of such Party’s business or assets to which this Agreement relates in one or a series of related transactions.

1.19.    “Change Order” means a written agreement, duly executed by an authorized representative of each of the Parties, modifying, reducing or expanding the Services previously authorized in a Statement of Work, as further described in Section 5.7 (Changes to Statements of Work).
1.20.    “CMC” means chemistry, manufacturing and controls.
1.21.    “Commencement Date” means (a) in respect of the Development Services, the date on which work is scheduled to commence under an applicable stage of work set forth in a Statement of Work; or (b) in respect of the Manufacture of Batches, the date on which Manufacturing activities are to be initiated with respect to any Batch or campaign of Batches, as stated in the relevant Statement of Work, agreed by the Parties in writing (which may be by email) or determined pursuant to Section 5. 2 (Booking).
1.22.    “Commercially Reasonable Efforts” means those efforts typically used by a similarly situated company in the exercise of reasonable commercial judgment under the applicable circumstances, taking into account all relevant business, technical, and scientific factors.
1.23.    “Common Materials” is defined in Section 6.3.2 (Common Materials).
1.24.    “Compliance Audit” is defined in Section 11.6 (Compliance Audit).
1.25.    “Compliance Auditor” is defined in Section 11.6 (Compliance Audit).
1.26.    “Components” means any storage containers, mixing vessels, transfer tubing, formulation and packaging materials, filling components such as product containers, vials, syringes, filters, plungers, stoppers, hoses and packaging, as set forth in a Statement of Work or as otherwise approved in advance by Senti for use in the Manufacturing of a Product by or on behalf of Provider under this Agreement.
1.27.    “Confidential Information” is defined in Section 16.1 (Scope of Confidential Information).
1.28.    “Credit” is defined in Section 7.1 (Credit).
1.29.    [***]
1.30.    “Dedicated Equipment” means any and all equipment set forth in Exhibit E or deemed included pursuant to Section 6.4.1 (Acquisition).
1.31.    “Dedicated Materials” is defined in Section 6.3.1 (Dedicated Materials).
1.32.    “Deliverables” means any Product (including an Engineering Batch of Product), reports, Batch Documentation, analytical results, samples of Product and any other information, materials or other tangible item developed by or on behalf of Provider under a Statement of Work, as more particularly set out in the applicable Statement of Work.
1.33.    “Development Services” means any and all activities relating to process and analytical development, analytical testing, preparation and submission of applications (including any CMC-related information) for Regulatory Approval of a Product, together with other services as agreed upon between the Parties that are to be performed by or on behalf of Provider or its Representatives pursuant to a Statement of Work, but excluding [***] For the avoidance of doubt, Development Services do not include any activities within the Manufacturing of a Product.

1.34.    “Disclosing Party” is defined in Section 16.1 (Scope of Confidential Information).
1.35.    “Dispute” is defined in Section 17.7.2 (Dispute Resolution).
1.36.    “EMA” means the European Medicines Agency, and any successor agency entity thereof having or performing substantially the same function.
1.37.    “Engineering Batch” is defined in Section 9.3 (Engineering Batches).
1.38.    “Exception Notice” is defined in Section 10.5 (Product Conformity).
1.39.    “Executive Officers” means the Chief Executive Officer of Senti, or his or her designee, and the Chief Executive Officer of Provider, or his or her designee.
1.40.    “Facility” means (a) the Alameda Facility or (b) any other facility of Provider or its Affiliates specifically identified in the applicable Statement of Work.
1.41.    “Failed Batch” is defined in Section 10.4 (Batch Failure).
1.42.    “FDA” means the United States Food and Drug Administration, or any successor entity thereof having or performing substantially the same function.
1.43.    “Force Majeure” is defined in Section 17.5 (Force Majeure).
1.44.    “GMP” and “cGMP” will have the meanings assigned in the Quality Agreement.
1.45.    “GMP Changes” is defined in Section 5.6.1 (Scope; Changes).
1.46.    “Governmental Entity” means any United States federal, state or local government; any foreign government; or any court, administrative or other governmental or government-authorized authority, commission, department, board, tribunal, or agency, domestic, foreign or supranational, including any Regulatory Authority.
1.47.    “GxP” will have the meaning assigned in the Quality Agreement.
1.48.    "Impacted Product” is defined in Section 5.4.2.
1.49.    “In-Scope Activities” means the activities described in Exhibit A, as may be amended from time to time pursuant to Section 2.4.5 (In-Scope Activities).
1.50.    “Inspection Period” is defined in Section 10.5 (Product Conformity).
1.51.    “Intellectual Property” means all intellectual property and proprietary rights, however denominated, throughout the world, including rights in copyrights, copyright registrations and copyright applications; trademarks, service marks, trade dress, trade names, trademark registrations and trademark applications; rights in inventions and discoveries (whether patentable or not), patents and patent applications; trade secret rights; rights in know-how; and all other rights and interests existing, created or protectable under any intellectual property law of any jurisdiction. With respect to Intellectual Property, “control” means that a Party has rights to use such Intellectual Property and has the ability to grant to the other Party rights to use such Intellectual Property on the terms and conditions set forth herein without violating the terms of any agreement or other arrangement with any Third Party.

1.52.    “Inventions” means any inventions, innovations, improvements, developments, discoveries, methods, know-how, processes, techniques, scientific, technical and other information, data, compositions of matter and works of authorship, whether or not written or otherwise fixed in any form or medium and whether or not patentable or copyrightable.
1.53.    “Joint Project Team” or “JPT” is defined in Section 4.5.1 (JPT Establishment; Composition).
1.54.    “Joint Steering Committee” or “JSC” is defined in Section 4.1.1 (JSC Establishment; Composition).
1.55.    “Latent Defect” means a defect that causes a Product not to conform to the Product specification and/or Product Requirements, which defect is not discoverable upon reasonable physical inspection or testing performed in accordance with the terms of this Agreement and the applicable Statement of Work.
1.56.    “Laws” means all applicable ordinances, rules, regulations, statutes, laws, judgments, decrees, orders and other requirements, as amended from time to time, of any Governmental Entity: (a) in the United States of America, (b) with respect to Provider, in any jurisdiction other than the United States of America in which any Facility is located or as agreed to by the Parties in writing on a Statement of Work-by-Statement of Work basis; and (c) with respect to Senti, in any jurisdiction other than the United States of America in which (i) Senti operates or performs activities in respect of this Agreement or (ii) Senti Supplies or Senti Product are produced or used by or for Senti. The term “Laws” includes GxP unless otherwise specified in a Statement of Work, the Parties agree in writing to the contrary on a case-by-case basis, or it is not applicable in context.
1.57.    “License Agreement” means the License Agreement to be entered into between the Parties in accordance with the Framework Agreement.
1.58.    “Licensee” is defined in Section 2.4 [***]
1.59.    [***] is defined in Section 2.5.5(b)(iv).
1.60.    [***] is defined in Section 2.5.5(b)(iii).
1.61.    [***] is defined in Section 2.5.5(b)(i).
1.62.    [***] is defined in Section 2.5.5(b)(ii).
1.63.    “Losses” is defined in Section 14.2.1 (Provider Indemnification).
1.64.    “Manufacture” or “Manufacturing” means the steps and activities to produce a Product, including the manufacturing, processing, filling, packaging, labeling, analytical and quality control testing, stability testing, and/or release of Product, which are performed (or to be performed, as the context requires) by or on behalf of Provider as more particularly set forth in the applicable Statement of Work.
1.65.    “Manufacturing Process” means (a) the specific production process provided by or on behalf of Senti to Provider for the Manufacture of a Product or (b) any other production process for the Manufacture of a Product used or developed under a Statement of Work, in each case ((a) and (b)), as such process may be provided, improved or modified from time to time during the Term pursuant to any Statement of Work and as such process is reflected in the then-current Master Batch Record for such Product.

1.66.    “Master Batch Record” means the complete instructions for the Manufacturing and control of a Product.
1.67.    “Money Laundering Laws” is defined in Section 13.2.5 (Provider Representations, Warranties and Covenants).
1.68.    “Nonconforming Product” is defined in Section 10.5 (Product Conformity).
1.69.    “Observation” is defined in Section 11.5.1 (Observation).
1.70.    [***]
1.71.    “Out-License Procedure” means [***]
1.72.    “Out-of-Pocket Costs” means all documented out-of-pocket costs payable to Third Parties that are incurred or paid by or on behalf of Provider, in good faith, in connection with the performance of Services, including fees associated with outsourced testing, Third-Party services, shipping, Components, materials and supplies, plus a [***] mark up applied thereon, or such other mark up [***] as may be specified in the applicable SoW.
1.73.    “Payment Period” is defined in Section 7.6 (Payments and Payment Terms).
1.74.    “Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization, union or Governmental Entity, including any political subdivision, agency or instrumentality thereof.
1.75.    “PIP” means a person-in-plant.
1.76.    [***] is defined in Section 2.4.1.
1.77.    [***] means the arrangements set out in Section 2.4.
1.78.    “Prepayment” is defined in Section 7.2.1 (Prepayment).
1.79.    “Product” means the product that is the subject of the Services as described in more detail in the applicable Statement of Work. For clarity, [***]
1.80.    “Product Requirements” means the warranties with respect to a Product set forth in Section 13.2.2 (Provider Representations, Warranties and Covenants).
1.81.    “Project” means the scope of services as set out in the applicable Statement of Work.
1.82.    “Project Manager” or “PM” is defined in Section 4.2 (PM Identification; Change).
1.83.    “Project Schedule” means the schedule for the activities of the Parties under the applicable Statement of Work, including the estimated timelines for performance, milestones, costs and fees, and payment schedule.
1.84.     “Proposed Transaction” is defined in Section 2.5 [***]
1.85.    “Provider Indemnitees” is defined in Section 14.1.2 (Senti Indemnification).

1.86.    “Provider Inventions” is defined in Section 12.2.2 (Provider Inventions).
1.87.    “Provider IP” is defined in Section 12.2.1 (Provider IP).
1.88.    “Provider Operating Document” means any Provider documentation relating generally to the operation, monitoring or maintenance of one or more of the Facilities or Provider’s equipment, including: (a) protocols, methods, controls, standard operating procedures and specifications generally used by Provider (or useful) for the Services but not specific to a Product; and (b) corporate standards, software (e.g., building and process automation, process and utility controls), lists of qualified vendors and service providers, facility qualification and validation documentation, and supporting documentation used by Provider, such as, without limitation, environmental monitoring.
1.89.    “Provider Processing Default” is defined in Section 10.4 (Batch Failure).
1.90.    “Product Specifications” means, with respect to a Product, the applicable specifications identified in, or determined in accordance with, the relevant SoW.
1.91.    “Provider-Supplied Materials” is defined in Section 6.3 (Provider-Supplied Materials).
1.92.    “Purchase Order” is defined in Section 10.2 (Purchase Ordering).
1.93.    “Quality Agreement” means a written mutually agreed upon quality agreement referencing this Agreement, duly executed by both Parties, defining and assigning quality roles and responsibilities, to comply with GxP in the performance of the Services and the Manufacture of each Product under this Agreement.
1.94.    “Receiving Party” is defined in Section 16.1 (Scope of Confidential Information).
1.95.    “Regulatory Approval” means all necessary Regulatory Authority approvals for the Manufacture or use of a Product or Senti Product in clinical trials or commercial distribution, selling and marketing of a Product or Senti Product, including an investigational new drug application (IND), biologics license application (BLA), or equivalent application outside of the United States, and satisfaction of any applicable Regulatory Authority registration and notification requirements for use of the Product or Senti Product in the applicable Territory, but excluding permits and licenses with respect to general Facility operations.
1.96.    “Regulatory Authority” means, in a particular country or regulatory jurisdiction, the applicable governmental authority or agency involved in granting any approvals necessary for the manufacture, use, clinical investigation, marketing, importation and sale of a pharmaceutical product (such as a Product) and, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of such pharmaceutical product in such country or regulatory jurisdiction. For illustrative purposes and without limiting the generality of the foregoing, “Regulatory Authority” includes the FDA and the EMA.
1.97.    “Reduction Notice” is defined in Section 5.6 (Rescheduling or Reduction of Services).
1.98.    “Relevant Senti Intellectual Property” means:
(a) [***] together with

(b) [***]
1.99.    “Representatives” means a Party’s Affiliates and its and their respective directors, officers, employees, contractors, consultants, and subcontractors.
1.100.    "Reschedule Notice” is defined in Section 5.6 (Rescheduling or Reduction of Services).
1.101.    “Rescheduling or Reduction Fee” is defined in Section 5.6.1 (Rescheduling or Reduction Fee).
1.102.    “Reservation Fee” is defined in Section 7.5 (Invoices).
1.103.    “Root Cause” is defined in Section 5.4.5(a).
1.104.    “Senti Indemnitees” is defined in Section 14.1.1 (Provider Indemnification).
1.105.    “Senti Inventions” is defined in Section 12.1.2 (Senti Inventions).
1.106.    “Senti IP” is defined in Section 12.1.1 (Senti IP).
1.107.    “Senti [***]
1.108.    “Senti [***]
1.109.    “Senti [***] Product” means a pharmaceutical product that [***].
1.110.    “Senti Product” means any product [***]
1.111.    “Senti Supplies” means [***] materials supplied (or specified in the applicable SoW as to be supplied) or otherwise made available by Senti or any of its Affiliates or agents to Provider for use in the Services.
1.112.    “Service Fees” means the fees payable to Provider in consideration for Provider’s performance of Services and other obligations as described in the applicable Statement of Work, but excluding Out-of-Pocket Costs.
1.113.    “Services” means all or any part of the services to be performed by or on behalf of Provider under this Agreement, which may include Development Services, Manufacturing and [***] as set forth in any Statement of Work.
1.114.    “Shipping Guidelines” means, with respect to a Product, the written guidelines for shipping and transporting such Product (including temperature), as agreed in writing by the Parties.
1.115.    “Statement of Work” or “SoW” means a written statement of work, duly executed by an authorized representative of each of the Parties, [***].
1.116.    “Suite Forecast” is defined in Section 5.1 (Forecast).
1.117.    “Supply Failure” is defined in Section 5.4.5.
1.118.    “Target Supply Date” means the date by which Provider will fill the relevant Product into its final container, place it into appropriate storage conditions, and complete all of Provider’s internal quality control testing of the relevant Product, as stated in the relevant Statement of Work or agreed by the Parties in writing.
1.119.    “Term” is defined in Section 15.1 (Term).
1.120.    “Territory” means, with respect to a Product to be Manufactured and supplied under any Statement of Work hereunder, any country in which Senti or its Affiliate or, if applicable, its licensee is authorized, or may be authorized, to conduct clinical trials of such Product or the corresponding Senti Product and that is specifically identified in the applicable Statement of Work (or a Change Order). Notwithstanding the foregoing, unless otherwise expressly set forth in a Statement of Work (or Change Order), the countries and jurisdictions listed in Exhibit D hereto shall be deemed included in the “Territory” for all Products under all Statements of Work.
1.122.    “Third Party” means any party other than Provider, Senti and their respective Affiliates.
1.122.    “Third Party Claim” is defined in Section 14.1.1 (Provider Indemnification).
1.123.    [***] is defined in Section 2.4.4.
1.124.    “Third Party Starting Materials” means [***] procured by or on behalf of Provider from a Third Party for use in the performance of Services.
1.125.    “U.S. Economic Sanctions” is defined in Section 13.2.6 (Provider Representations, Warranties and Covenants).
1.126.    “Unforeseen Technical Factor” is defined in Section 15.2.3 (Termination; For Technical Issues).
1.127.    “Unsatisfactory Engineering Batch” is defined in Section 9.2 (Engineering Batches).
2.    ENGAGEMENT OF PROVIDER; SOWS; IN-SCOPE ACTIVITIES; GUARANTY.
2.1.    Master Agreement. This Agreement establishes the general terms and conditions under which Provider may perform Services for Senti. This Agreement is intended to allow the Parties to contract for Services by entering into specific Statements of Work without having to renegotiate the general terms and conditions that apply.
2.2.    Statements of Work. From time to time during the Term, Senti may wish to engage Provider to perform Services under this Agreement. The specific Services to be performed by or on behalf of Provider will be set forth and described in a uniquely numbered Statement of Work. No Statement of Work will be effective unless and until it has been agreed to and fully executed and delivered by duly authorized representatives of both Parties. Each Statement of Work will constitute a separate agreement of the Parties but will form a part of and will be governed by the terms of this Agreement, whether or not physically annexed to this Agreement. Statements of Work may be modified or expanded in accordance with Section 5.7 (Changes to Statements of Work).
2.3.    Initial Statements of Work. The Parties hereby agree that the Statements of Work attached hereto as Exhibit B.1 [***] Exhibit B.2 [***] Exhibit B.3 [***] (collectively, Exhibit B) and Exhibit C [***] shall be effective as of the Effective Date. The SoWs set forth in Exhibit B will cover Services to be conducted during the estimated time period as set forth in such SoWs and as agreed to by the Parties through the forecasting mechanism set forth in Section 5.1 (the “Phase 1 SoWs”). Under the SoW set forth in Exhibit C (the [***] Senti is [***] to Provider [***].
2.4.    [***]. Subject to and in accordance with the process set forth in this Section 2.4 [***], Senti shall engage Provider for, and Provider shall be obligated to conduct, any In-Scope Activities involving the use of Relevant Senti Intellectual Property that Senti requires for or in connection with Senti’s [***] (such required In-Scope Activities, the “Senti Desired Activities”).
2.4.1.    Subject to Section 5.4 (Supply Failure), upon Senti’s determination to conduct or have conducted any particular instance of Senti Desired Activities, then, [***] Senti shall notify Provider, and the JSC shall promptly meet to discuss, based on evidence provided by Provider in advance of such discussion, whether: [***] then, in addition to the criteria provided in clauses (a), (b) and (c) above, the JSC shall also have regard to whether (d) [***] If the JSC is unable to agree whether [***] the dispute shall be resolved in accordance with Section 2.4.6.
2.4.2.    If the JSC or Executive Officers agree, or the expert determines (pursuant to Section 2.4.6), that [***] then Senti shall have no obligation [***] to conduct such Senti Desired Activities, and shall be free to [***] to conduct such Senti Desired Activities. If Provider subsequently believes that [***], it may notify Senti, and if Senti thereafter [***] then Section 2.4.1 will apply to such Senti Desired Activities; provided that Senti shall notify Provider in accordance with Section 2.4.1, (i)[***]
2.4.3.    If the JSC or Executive Officers agree, or the expert determines (pursuant to section 2.4.6), that [***].
2.4.4.    At any time prior to the Parties’ entry into such Statement of Work negotiated pursuant to Section 2.4.3(i), Senti may [***], then Senti may notify Provider. In order to be valid, each such notice shall set out [***] and except as provided below, shall include [***] provided that, if Senti is unable to provide [***] the Parties will engage an independent technical expert to [***] and assess whether [***] and, if not, to assess [***]. The expert shall provide the Parties with a report setting out its conclusion, details of [***], and the methodology used in making the assessment, and shall state whether [***] Senti shall use Commercially Reasonable Efforts to [***] or for the independent technical expert to [***] Unless within [***] after receipt of notice from Senti or receipt of the report from the independent expert, Provider either (i) [***] (ii) [***], Senti shall [***], and shall [***]If Provider timely disputes Senti’s assertion, the dispute will be resolved under Section 2.4.6, and if such resolution is that [***] If the resolution of such dispute under Section 2.4.6 is that [***], then unless Provider agrees [***], Senti shall [***], and shall [***].
2.4.5.    If at any time Provider has the capability to conduct particular activities in addition to those listed on Exhibit A, Provider shall notify Senti and provide all information and documentation reasonably requested by Senti to evidence such capability. If Senti does not agree that Provider has the capability to conduct the proposed activities within [***] after Provider notifies Senti and provides the requested evidence, then the dispute will be resolved pursuant to Section 2.4.6. If Senti agrees (or the Executive Officers agree or the expert determines pursuant to Section 2.4.6) that Provider has the capability to conduct the proposed activities, then the Parties shall amend Exhibit A accordingly and [***] shall apply with respect to those added activities. If, as of the date the activities are added to Exhibit A (“Activity Addition Date”), Senti has, pursuant to a then-effective agreement, [***], Senti may [***].

2.4.6.    Disputes specified under this Agreement to be resolved under this Section 2.4.6 shall be referred to the Executive Officers for resolution. If the Executive Officers fail to resolve such dispute(s) within [***] after such referral, then the Parties shall engage an independent technical expert that is agreed by the Parties (such agreement not to be unreasonably withheld) to resolve the dispute(s). If the dispute relates to [***], then [***] shall apply. In all other circumstances, each Party shall provide to the other Party and such expert its evidence and arguments with respect to such dispute(s). The decision of the expert will be final and binding upon the Parties in the absence of manifest error or bad faith on the part of the expert. The Parties will [***].
2.5.    [***]. This Section 2.5 ([***]) will only apply if Senti intends to license, grant an option to obtain a license, or otherwise transfer to a Third Party (a “Licensee”) [***] (a “Proposed Transaction”), and will not apply to any product that [***], are not Proposed Transactions and shall not be subject to this Section 2.5 [***]).
2.5.1.    Senti [***] Products.
2.5.1(a)    If Senti intends to carry out a Proposed Transaction in connection with a Senti [***] Product, and Senti has not commenced any activities for [***] (“[***] Activities”), then:
(i)    If any SoWs are in effect between Senti and Provider relating to the relevant Senti [***] Product at the time of discussions with a prospective Licensee regarding the Proposed Transaction, the Out-License Procedures shall apply to those SoWs, the Quality Agreement, and the [***] for such Senti [***] Product;
(ii)    If the Proposed Transaction is [***}, upon [***], if any SoWs are in effect between Senti and Provider relating to the relevant Senti [***] Product and/or Senti [***] Product on the date of [***], the Out-License Procedures shall apply to such SoWs, the Quality Agreement, and the [***] for such Senti [***] Product and/or Senti [***] Product. Senti shall ensure it has the right to effect the Out-License Procedures in connection with [***] and [***] may be negotiated and agreed before or after [***], however in no event shall [***];
(iii)    if no SoWs are in effect between Senti and Provider when [***], or when the Licensee [***], Senti shall have no obligation to undertake the Out-License Procedures, however Senti shall [***].
2.5.2.    Senti [***] Products with [***] Activities.
2.5.2(a)    If Senti intends to carry out a Proposed Transaction in connection with a Senti [***] Product, and Senti has commenced [***] Activities for such Senti [***] Product, then Section 2.5.3 (Senti [***] Products) shall apply.
2.5.3.    Senti [***] Products.
2.5.3(a)    If Senti intends to carry out a Proposed Transaction in connection with a Senti [***] Product, the Out-License Procedures shall apply to any SoWs in effect between Senti and Provider relating to the relevant Senti [***] Product, the Quality Agreement, and [***] for such Senti [***] Product.
2.5.4.    Exclusion for [***]

2.5.4(a)    The Out-License Procedures shall not apply in the situation where Senti proposes [***]. For clarity, (i) for so long as [***], and (ii) for so long as [***], then Senti itself will [***]. Senti shall [***].
2.5.5.    Out-License Procedures.
2.5.5(a)    Senti shall notify Provider of any Proposed Transaction and provide reasonable details of such Proposed Transaction.
2.5.5(b)    For Proposed Transactions where the Out-License Procedures apply to any SoWs, the Quality Agreement, and [***]:
(i)    Service Agreement. Senti shall require Licensee to [***] under which Licensee shall [***].
(ii)    SoWs. Senti shall [***] If any portion [***], such portion [***] Any [***] shall be governed by [***].
(iii)    Quality Agreement. Senti shall require Licensee to [***]
(iv)    Adjustments. If Licensee requests [***] (for example to address issues including but not limited to [***] in a timely manner regarding such requests. None of Provider, Senti or Licensee shall be obligated to [***].
(v)    In the event the parties are unable to agree to [***], then the relevant SoWs, this Agreement, and the Quality Agreement shall remain binding and effective as between Senti and Provider with respect to the relevant Senti [***] Product.
(vi)    Subject to Section 2.5.1(a)(ii), Senti shall not enter into the Proposed Transaction with the Licensee unless (A) [***], or (B) [***]. If Senti breaches this Section 2.5.4(b)(vi), [***].
(vii)    Prepayments and Credits. Provider may, at its reasonable discretion, agree to [***].
2.5.6.    Applicable Products. On an ongoing basis during the Term, the Parties will maintain an indicative list of Senti [***] Products. As of the Effective Date, such list consists of the following products: [***]. For the avoidance of doubt, the list shall not be deemed conclusive.

2.6.    Change of Control. If Senti undergoes a Change of Control during the Term, and if:
2.6.1.    such Change of Control is a transaction with a Third Party that [***], or is [***] (a) Senti shall, prior to the closing of the Change of Control, [***], or [***] and (b) from and after the closing of such Change of Control, [***].
2.6.2.    subject to Section 2.6.1, such Change of Control results in [***], then [***]
2.7.    Conflict Between Agreements. A Statement of Work and the Quality Agreement may provide additional and/or modifying terms to the terms in this Agreement. In the event of a conflict in terms, the terms of this Agreement will prevail unless otherwise explicitly stated in the Statement of Work or Quality Agreement, as the case may be, that the terms thereof take precedence; provided, that the terms of the Quality Agreement shall govern (and prevail in the event of any conflict) with respect to all quality matters relating to this Agreement. To the extent that any provision in this Agreement is inconsistent with or conflicts with the Framework Agreement or other agreement executed by the Parties in connection therewith, the provisions of this Agreement will control unless explicitly stated in such agreement to prevail over this Agreement.
2.8.    Form Documents. No terms, provisions or conditions of any purchase order, order acknowledgement, quote, proposal, invoice or other business form or written authorization used by either Party will have any effect on the rights or obligations of the Parties under, or otherwise modify, this Agreement, regardless of any failure of the other Party to object to such terms, provisions or conditions, except to the extent that such document refers to this Agreement, explicitly states that the terms thereof take precedence, and is signed by an authorized representative of each of the Parties.
3.    PERFORMANCE OF SERVICES.
3.1.    Performance of Services. Subject to Section 3.2 (Timelines), Provider shall perform the Services specified in the applicable Statement of Work in accordance with the terms and conditions of this Agreement, such Statement of Work, and Laws.
3.2.    Timelines. The Parties recognize that the Development Services are of a developmental, experimental or research nature and that any Product that is a Deliverable under Development Services is not intended for commercial use. Senti acknowledges and agrees that all timelines for Development Services set forth in the applicable Statement of Work are good faith estimates and, other than Development Services under Phase 1 SoWs, are non-binding. Provider shall use Commercially Reasonable Efforts to meet the timelines set forth in the Phase 1 SoWs, but any failure by Provider to meet such timeline shall not, in and of itself, be considered a breach of this Agreement or the applicable Phase 1 SoW. The timelines for performance of Services set forth in [***] are binding and Provider shall meet such timelines when performing those Services, provided that Provider shall not be liable for any delay in meeting such timelines to the extent it resulted from (a) delays in connection with a Change Order pursuant to the last sentence of Section 5.7.3 (Draft Change Orders), or (b) delays by Senti in performing any responsibilities expressly allocated to Senti in this Agreement or the SoW (including, but not limited to, providing Senti Supplies under Section 6.1.4 and any technology transfer activities set out in the SoW), except to the extent such delays are attributable to Provider’s breach of this Agreement or any SoW or gross negligence or willful misconduct of Provider or any of its personnel or subcontractors.
3.3.    Subcontracting. Save for the approved subcontractors set forth in Exhibit G and any other subcontractor expressly specified in an SoW, Provider may not subcontract any of the Services without the prior written consent of Senti. Provider will remain responsible and liable for the performance and compliance of its subcontractors with this Agreement and the applicable Statement of Work. Prior to any subcontractor’s initiation of the performance of any subcontracted Services, Provider shall have entered into a written agreement with such subcontractor under which such subcontractor has (a) agreed to be bound by obligations of confidentiality and non-use no less stringent than the provisions of Section 16 (Confidentiality) hereof, (b) assigned, and agreed to assign, to Provider all right, title and interest in and to all Deliverables and Intellectual Property arising from or made in the performance of any subcontracted Services by such subcontractor or its personnel (which Intellectual Property will be deemed included in Provider Inventions) as necessary for Provider to comply with its obligations hereunder, and (c) granted Provider [***].

4.    PROJECT MANAGEMENT.
4.1.    Joint Steering Committee.
4.1.1.    JSC Establishment; Composition. Within thirty (30) days following the Effective Date, the Parties will establish a joint steering committee (“JSC”). The JSC will consist of [***] representatives (or such other number of representatives as the Parties may mutually agree) of each Party. Each Party may change its representatives to the JSC from time to time in its sole discretion, provided that each Party shall make available representatives with the relevant expertise required for each JSC meeting. Each Party shall appoint [***] of its representatives on the JSC to act as the chairperson of the JSC for [***] periods, effective from the month of establishment of the JSC, and the first chairperson shall be [***]. The chairperson shall be responsible for: (a) calling meetings of the JSC; (b) preparing and issuing minutes of each such meeting within [***] thereafter, and (c) preparing and circulating an agenda for the upcoming meeting, but shall have no additional rights or authority over other JSC members.
4.1.2.    JSC Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [***]. Meetings may be cancelled, or rescheduled, upon agreement by at least one (1) representative from each Party. Meetings will be held by videoconference or teleconference unless an in-person meeting is agreed by the Parties. The location of any in-person meetings will be established by the JSC. Employees and other representatives of each Party who are not members of the JSC may attend meetings of the JSC as required to further activities contemplated by this Agreement, subject to prior written approval of the other Party and provided such attendee is bound by written obligations of confidentiality and nonuse no less restrictive than those contained in this Agreement. To the extent practicable, each Party’s JSC members will provide proposed agenda items to the chair at least [***] in advance of each JSC meeting date and the chair will accept all agenda items timely submitted. The JSC chair shall keep minutes of each JSC meeting that record in writing all matters discussed, decisions made, action items assigned or completed and other appropriate matters. The JSC chair shall circulate the meeting minutes to all JSC members promptly following each meeting, and the JSC members shall promptly provide comments or approval of such minutes, but in no event later than the next JSC meeting. Each Party shall be responsible for all of its own expenses of participating in the JSC. If a JSC representative of a Party is unable to participate in a meeting of the JSC, such Party may designate an alternate to participate in such meeting in place of the absent representative, provided that such alternate is bound by written obligations of confidentiality and nonuse no less restrictive than those contained in this Agreement. No action taken at any meeting of the JSC shall be effective unless at least one (1) representative from each Party is participating.
4.1.3.    JSC Role. The JSC shall perform the following functions, subject to the rest of this Section 4.1: (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***]; (f) [***]; (g) [***]; and (h) performing such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as determined by the Parties in writing. The JSC shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. Without limiting the generality of the foregoing, the JSC shall not have the power to amend this Agreement, and no decision of the JSC may be in contravention of the terms and conditions of this Agreement.
4.1.4.    Decision-Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one vote. If the representatives of the Parties on the JSC cannot reach an agreement as to (a) [***], or (b) any other matter within the decision-making authority of the JSC within [***] after such matter was brought to the JSC for resolution or after such matter has been referred to the JSC, such disagreement shall be referred to the Executive Officers of the Parties for resolution. If the Executive Officers cannot resolve such other matter within [***] after such matter has been referred to them (or within [***] if either Party notifies the other Party that such matter needs immediate attention), then (i) if the matter is whether [***], the dispute will be resolved as provided below in this Section 4.1.4, and (ii) with respect to all other matters, [***]. To resolve any dispute under clause (i) of the preceding sentence, the Parties shall engage an independent technical expert that is agreed by the Parties (such agreement not to be unreasonably withheld) to resolve the dispute(s), and each Party shall provide to the other Party and such expert its evidence and arguments with respect to such dispute(s). The decision of the expert will be final and binding upon the Parties in the absence of manifest error or bad faith on the part of the expert. The Parties will [***].
4.2.    PM Identification; Change. Each Party shall identify an individual to have primary responsibility for day-to-day interactions with the other Party regarding the Services under a Statement of Work (a “Project Manager” or “PM”). Each Party may change its Project Manager under an applicable Statement of Work from time to time by written notice to the other Party. The Party making any such change will arrange for the other Party to meet its new Project Manager by teleconference or videoconference.
4.3.    PM Responsibilities. Project Managers will be responsible for coordinating any development efforts required for each Project, monitoring the Project Schedule, establishing operating guidelines for the Project, defining communication formats, forming and overseeing project teams, and monitoring the general progress of the Project. Senti’s Project Manager will have the responsibility to, and shall have the authority from Senti to, communicate instructions, direction and decisions to Provider for Project activities. Provider’s Project Manager will have the responsibility to schedule any Project initiation meetings as necessary.
4.4.    Communication. Except as otherwise provided in the Quality Agreement with respect to quality-related communications, during the Term:
4.4.1.    Provider will regularly communicate with Senti, through the Project Managers, using electronic portals, or via such other methods as the Parties may agree, and respond to all reasonable requests of Senti for information regarding the status of each Project. Provider’s Project Manager will provide Senti with Project updates with reasonable frequency, which updates will include, unless inapplicable: (a) advising Senti of progress as measured against the Project Schedule; (b) advising Senti of any material problems encountered with respect to the Project Schedule; and (c) any efforts being made to overcome any material problems with the Project Schedule and estimates of actual completion dates.
4.4.2.    Senti will send all operational communications regarding Project activities to Provider’s Project Manager (or designee). Senti shall promptly inform Provider of material events or circumstances that Senti becomes aware of that could reasonably be expected to impact the Project, including changes to its desired outcomes for the Project, the Project priority within Senti’s organization, key regulatory developments regarding Senti Supplies, Third Party Starting Materials or Product, and potential delays in delivery of Senti Supplies. For the sake of clarity, such communications shall be for information only and shall not effect any change to any SoWs, the Quality Agreement, or this Agreement or the rights, responsibilities or liabilities of the Parties thereunder, except to the extent subsequently documented in a Change Order agreed between the Parties in accordance with Section 5.7 (Changes to Statements of Work).
4.5.    Joint Project Team.
4.5.1.    JPT Establishment; Composition. Within thirty (30) days following the Effective Date, the Parties will establish a joint project team (“JPT”). The JPT will consist of an equal number of representatives of each Party having sufficient expertise regarding, and knowledge of, the activities conducted pursuant to this Agreement to contribute meaningfully to JPT meetings, but no fewer than [***] representatives per Party. As Statements of Work are executed, each Party’s Project Managers will automatically be added to the JPT. A Provider nominee will be the chair of the JPT. The chair will be responsible for: (a) calling meetings of the JPT; (b) preparing and issuing minutes of each such meeting within [***] thereafter; and (c) preparing and circulating an agenda for the upcoming meeting, but shall have no additional rights or authority over other JPT members.
4.5.2.    JPT Mandate. The JPT will meet to discuss any questions or issues regarding the Services and the relationship between the Parties. The JPT is expected to work towards consensus decisions on matters of concern to the Parties, but neither the JPT nor the Project Managers will have any right to modify, amend or waive any provision of this Agreement, including any provision of any Statement of Work, or the Quality Agreement. The JPT will make decisions only by consensus of all of its members. In the event the JPT cannot reach decision on a matter within its realm of responsibility, the matter shall be elevated to the JSC for such decision making.
4.5.3.    JPT Meetings. The JPT shall hold JPT meetings in compliance with the governance practices consistent with those applicable to the JSC meetings set forth in Section 4.1.2 (JSC Meetings); except that meetings of the JPT will be held periodically during the Term, but in no event no less frequently than [***], subject to cancellation by mutual agreement of the Parties (acting reasonably).
5.    PROJECT INITIATION, SCHEDULING, CANCELLATIONS AND CHANGE ORDERS.
5.1.    Forecast. Upon, or as soon as practicable after the Parties’ entry into a SoW and for each month thereafter, Senti shall provide Provider with a rolling [***] forecast of Senti’s requirement for (a) [***] and/or (b) [***]. With respect to GMP Manufacturing Services, to the extent Reservation Fees have not been specified in the relevant SoW, Provider shall notify Senti of the Reservation Fees applicable to: (i) the [***] of the rolling Services Forecast, and [***] of the rolling Services Forecast thereafter, or (ii) such period for use of a dedicated suite indicated in the Suite Forecast, or as otherwise agreed between the Parties in writing.
5.2.    Booking. Once [***] the portion of the Services Forecast and/or Suite Forecast covered by such Reservation Fees shall constitute a binding commitment on Provider to perform the applicable Services, and, unless otherwise specified in the relevant SoW, the applicable Commencement Date and the Target Supply Date(s) of the Deliverable(s) for the applicable GMP Manufacturing Services will be based on the Services Forecast and/or Suite Forecast (or as otherwise agreed in writing by the Parties). For clarity, the Services Forecast and Suite Forecast are rolling and non-binding and are merely informational for the sole purpose of assisting the Parties in planning until [***]. The JPT will discuss the Service Forecast and Suite Forecast at each JPT meeting and, upon request by Senti, will update the Service Forecast and/or Suite Forecast with respect to the non-binding period.
5.3.    Capacity. Provider shall periodically provide Senti updates on the availability of additional clean room facilities or suites. Senti shall give Provider [***] advance notice of any increase in Services required, if such increase would reasonably be contemplated to affect Provider’s procurement of equipment, or require any modifications to the Facility, or the reservation of additional suites.
5.4.    Supply Failure. In the event of a Supply Failure:
5.4.1.    If the Supply Failure relates to a particular Product, then subject to Section 5.4.3, [***] shall cease to apply to such Product.

5.4.2.    If the Root Cause of the Supply Failure with respect to a particular Product will [***] (each [***] an “Impacted Product”), then subject to Section 5.4.3, [***] shall cease to apply to such Impacted Products. If [***] and Provider [***], then such particular Product shall be deemed an Impacted Product. If Senti reasonably believes that Products that were not considered in the investigation for Root Cause would be Impacted Products, it may notify Provider and Provider shall, upon Senti’s request, conduct an additional investigation with respect to those Products.
5.4.3.    Notwithstanding Sections 5.4.1 and 5.4.2, if Senti determines in its reasonable discretion that [***] then (a) [***], and (b) [***].
5.4.4.    In connection with a Product that has suffered a Supply Failure, or its Impacted Products, Senti shall have the right to [***], or [***], provided that [***]. Senti may [***].
5.4.5.    A “Supply Failure” occurs where, in connection with a particular Product:
5.4.5(a)    There is [***], and after conducting an investigation in accordance with Sections 10.4 (Batch Failure) and/or 10.5 (Product Conformity), as applicable, to determine [***], there is a [***] (“Root Cause”);
5.4.5(b)    There are [***], and (i) Provider [***] or (ii) Provider [***]; or
5.4.5(c)    Provider has failed to [***], unless such failure is [***].
5.4.6.    If Senti [***], and Senti [***], Senti may [***], unless Senti is [***].
5.4.7.    If there is any sustained disruption in supply such that Provider is unable to supply Batches in accordance with any Statement of Work, Provider shall use Commercially Reasonable Efforts to mitigate such disruption and ensure continuity of supply.
5.5.    Cancellation of Services. Once Services have been scheduled and assigned a Commencement Date and Target Supply Date(s) for the Deliverables of such Services, any request by Senti to cancel such Services must be submitted in writing to Provider (“Cancellation Notice”) and will be subject to the following provisions, as may be modified by the cancellation provisions set forth in the applicable Statement of Work. For clarity, a request to reschedule Services will not be considered a Cancellation Notice, and rescheduling of GMP Manufacturing Services will be subject to Section 5.6 (Rescheduling or Reduction of Services). Notwithstanding anything to the contrary herein, Senti will have no obligation to pay Cancellation Fees if the cancellation occurs as a result of [***]
5.5.1.    Responsibility for Costs. For purposes of this Section 5.5.1 (Responsibility for Costs), “Base Cancellation Costs” means [***], including Out-of-Pocket Costs for (a) [***], (b) [***], and (c) [***].
(a)    Cancellation Fees. Subject to Section 5.5.2 (Loss Mitigation), (i) if the Reservation Fee that Senti has paid to Provider for the cancelled Services exceeds the applicable cancellation fee provided below (“Cancellation Fee”), then such Reservation Fee, less the applicable Cancellation Fee, shall be credited against any future payments owed by Senti under this Agreement; and (ii) if the Reservation Fee that Senti has paid to Provider for the cancelled Services is less than the applicable Cancellation Fee, then

Senti shall pay Provider an amount equal to the applicable Cancellation Fee minus such Reservation Fee.
(i)    Development Services. The Cancellation Fees for Development Services or for non-GMP Manufacture will equal [***].
(ii)    GMP Batches. If Senti delivers a Cancellation Notice to Provider of any GMP Batch of Product that has been assigned a Commencement Date and Target Supply Date under a Statement of Work, then the Cancellation Fees will equal the sum of the Base Cancellation Costs and the applicable additional fee calculated as follows, provided that the total amount payable will never exceed the total Services Fees for the applicable Batch:

Days Prior to Commencement Date	Additional Fees
Cancellation Notice < [***]	[***]
Cancellation Notice ≤ [***]	[***]
[***] < Cancellation Notice	[***]

5.5.2.    Loss Mitigation. Upon receipt of a Cancellation Notice, Provider will utilize Commercially Reasonable Efforts to utilize the reserved resources (including staff, production suites, and materials) for other existing projects in order to mitigate lost revenues and costs. If Provider is successful in reallocating an existing project to replace the cancelled Services (including by rescheduling Services to be performed for Senti in a dedicated suite reserved by Senti under the applicable SoW), or if [***], or if any of [***], then the Cancellation Fees owed by Senti will be reduced by a corresponding amount.
5.6.    Rescheduling or Reduction of Services. If Senti notifies Provider that it would like to reschedule or reduce any Services for which Reservation Fees are payable, and a Commencement Date and Target Supply Date(s) for the Deliverables of such Services have been assigned (“Reschedule Notice” or “Reduction Notice”, as applicable), then Provider shall [***] in order to mitigate lost revenues and costs, and Target Supply Dates shall be adjusted accordingly.
5.6.1.    Rescheduling or Reduction Fee. If Senti delivers a Reschedule Notice or Reduction Notice to Provider for rescheduling or reducing the relevant Services, unless different fees are set forth in the applicable Statement of Work and subject to Section 5.6.2, the Reservation Fee that Senti has paid to Provider for the rescheduled or reduced Services, less the amount of the applicable rescheduling or reduction fee provided below (“Rescheduling or Reduction Fee”), shall be credited against any future payments owed by Senti under this Agreement.

Days Prior to Commencement Date	Rescheduling or Reduction Fees
Reschedule Notice or Reduction Notice < [***]	[***]
Reschedule Notice or Reduction Notice ≤ [***]	[***]
[***] < Reschedule Notice or Reduction Notice	[***]
5.6.2.    If Provider is successful in rescheduling [***] the Rescheduling or Reduction Fees will be reduced by a corresponding amount. Notwithstanding anything to the contrary herein, Senti will have no obligation to pay any Rescheduling or Reduction Fees if the rescheduling occurs as a result of [***]
5.7.    Changes to Statements of Work.
5.7.1.    Scope; Changes. The Parties acknowledge that certain changes in, or additions to, the Services as set out in a Statement of Work (including any Purchase Order issued thereunder) may be required or desirable but may have an impact on the delivery and performance of the Services and, in some cases, on the cost of providing the Services. Such changes or additions may include: [***] (the matters in this clause (d), “GMP Changes”).
5.7.2.    Notice of Proposed Change. If either Party wishes to propose a change in, or an addition to, the Services under a Statement of Work, whether a GMP Change or other change, it will deliver a written notice to the other Party describing the proposed change. No change to the Services or an SoW, howsoever communicated between the Parties, shall be effective unless agreed as a Change Order under this Section 5.7 (Changes to Statements of Work).
5.7.3.    Draft Change Orders. Provider will, as promptly as reasonably practicable, prepare and deliver to Senti a draft of the Change Order setting out: (a) the effect of the proposed change, if any, on the Services under the applicable Statement of Work, including estimated timelines for performance (including Target Supply Dates); (b) the effect of the proposed change, if any, on the amounts payable by Senti under the applicable Statement of Work (subject to Section 7.1 (Credit) and Section 7.2 (Prepayment)); (c) the estimated timeline for implementing the proposed change; and (d) any other pertinent details. Provider shall have no obligation to prepare a draft Change Order if, on its face, it is commercially unreasonable for Provider to implement Senti’s proposed change. While a Change Order is being discussed by the Parties, Provider will continue to provide Services under the applicable Statement of Work unless Senti requests that such Services be delayed pending execution of a new or revised Change Order or performance of such Services is inconsistent with applicable Law. If Provider’s provision of Services are delayed pursuant to this Section 5.7.3 (Draft Change Orders) because Senti requests in writing that Provider cease conducting such Services during the negotiation of a Change Order, Provider shall have no liability for any failure to meet timelines set out in the relevant SoW or any relevant Target Supply Dates to the extent resulting from Provider’s ceasing conduct of such Services as requested by Senti, and such failure shall not be considered a breach by Provider.
5.7.4.    Effectiveness. No Change Order will be effective unless and until it has been agreed to and fully executed and delivered by duly authorized representatives of both Parties. Once a Change Order has been executed, the changes in or additions to the Services will be deemed to have amended the Statement of Work and/or Purchase Order, as applicable, accordingly. For the avoidance of doubt, unless and until a Change Order to modify a Statement of Work has been agreed to by both Parties in accordance with the preceding sentence, the existing Statement of Work shall remain in effect.
5.7.5.    Impasse. In the case of any GMP Change, the Parties will negotiate in good faith to agree on a Change Order to comply with such GMP Change. If [***], then either Party may, in its sole discretion, terminate the applicable Statement of Work upon [***] notice to the other Party. In the event of any termination in accordance with this Section 5.7.5 (Impasse): (i) [***]; and (ii) [***]. In the event a Statement of Work is terminated in accordance with this Section 5.7.5 (Impasse), [***]. If Senti subsequently determines in its reasonable discretion that [***] then [***]. If Senti has [***] then upon [***], Senti may [***].
6.    MATERIALS AND EQUIPMENT.
6.1.    Senti Supplies. Senti will be responsible for providing Provider with all Senti Supplies described in the applicable Statement of Work for use in the conduct of the Services. For clarity, Senti Supplies with respect to a Statement of Work may include Products Manufactured by Provider under a separate Statement of Work, in which case Senti’s provision of such Senti Supplies that are Manufactured by Provider will be contingent on Provider’s timely delivery of the applicable Products in accordance with that other SoW and this Agreement. The following provisions will apply to Senti Supplies:
6.1.1.    Senti will, at its cost and to the extent not in Provider’s possession, deliver Senti Supplies to the applicable Facility at such times and in such quantities as specified in the applicable Statement of Work or as otherwise mutually agreed by the Parties;
6.1.2.    Senti will provide to Provider, prior to delivering any Senti Supplies, to the extent not in Provider’s possession, all available safety data sheets, environmental and safety information, handling instructions, protocols, standard operating procedures and other documentation available to Senti and necessary to safely handle and to maintain the properties of such Senti Supplies;
6.1.3.    Provider shall use the Senti Supplies solely to conduct the applicable Services in accordance with the terms of this Agreement and the applicable SoW, and for no other purpose, and shall not attempt to determine the structure or composition of or reverse engineer or create derivatives of the Senti Supplies, except as expressly provided in the applicable SoW;
6.1.4.    Provider will not be responsible for any delays in the performance of the Services to the extent arising directly out of Senti’s material failure to timely provide to Provider all Senti Supplies. This Section 6.1.4 shall not apply in the event [***];

6.1.5.    As between the Parties, Senti Supplies will at all times remain the property of Senti. Risk of loss of, or damage to, the Senti Supplies shall be borne by Senti, except to the extent the loss or damage is due to [***];
6.1.6.    Senti will ensure that any Senti Supplies shipped directly or otherwise supplied to Provider for GxP purposes will be obtained by or on behalf of Senti from vendors approved by Senti in accordance with Senti’s supplier qualification procedures (except that this Section 6.1.6 shall not apply in the event [***];
6.1.7.    Senti will be responsible for qualifying all vendors of Senti Supplies to be used for GxP purposes and for ensuring that any Senti Supplies supplied to Provider (a) have successfully completed the required safety or release testing by the manufacturer and are accompanied by a certificate of testing or certificate of analysis from the manufacturer demonstrating that Senti Supplies comply with the manufacturer’s specifications, and (b) meet the requirements for Senti Supplies in the relevant SoW, except in each case (a) or (b) as otherwise agreed to by the Parties in writing. Except as set forth in the applicable Statement of Work or the Quality Agreement, under no circumstances will Provider have liability hereunder for any failure or nonconformity of any Service or Product that arises from the nonconformity of the Senti Supplies (except that this Section 6.1.7 shall not apply in the event [***];
6.1.8.    Senti hereby grants to Provider, during the Term, a non-exclusive, fully-paid license (with the right to sublicense solely to permitted subcontractors) under Senti’s intellectual property rights in the Senti Supplies and Third Party Starting Materials, solely to perform Services under the applicable Statement(s) of Work in accordance with the terms of this Agreement.
6.2.    Importer of Record. In the event that any material or equipment to be supplied by Senti, including Senti Supplies, is imported for delivery to Provider, Senti or its designee (other than Provider or any of its Affiliates) will be the “Importer of Record” for such goods. As the Importer of Record, Senti will be responsible for all aspects of the importation of such goods, including (a) customs and other regulatory clearance of such goods, (b) payment of all tariffs, duties, customs, fees, expenses and charges payable in connection with the importation and delivery of such goods, and (c) keeping all records, documents, correspondence and tracking information required by Laws arising out of or in connection with the importation or delivery of such goods.
6.3.    Provider-Supplied Materials. With respect to all materials to be procured by Provider for use in the performance of Services (“Provider-Supplied Materials”), Provider will, subject to Section 7.1 (Credit) and Section 7.2 (Prepayment), charge to Senti the Out-of-Pocket Costs of such materials.
6.3.1.    Dedicated Materials. the Provider Project Manager will be responsible for coordinating the ordering of Provider-Supplied Materials that are unique to the performance of the Services and designated as such in the Statement of Work or Quality Agreement (“Dedicated Materials”). Prior to Provider ordering Dedicated Materials, Senti will provide written authorization therefor. Provider will use its Commercially Reasonable Efforts to [***]. If the use of a vendor who is not a Provider approved vendor is agreed to by the Parties and if Provider is required to perform a vendor audit, the cost of performing such an audit will be borne by [***] provided that [***].
6.3.2.    Common Materials. The purchase of Provider-Supplied Materials that are not Dedicated Materials (“Common Materials”) will be based on Provider’s inventory and will not require written authorization from Senti. The cost of Common

Materials will be calculated based on the quantity of Common Materials actually used in performing the Services.
6.3.3.    Third Party Starting Material. Provider will use its Commercially Reasonable Efforts to [***]. The risk of loss for Third Party Starting Materials will at all times be borne by Provider.
6.4.    Equipment.
6.4.1.    Acquisition. Senti shall reimburse Provider for the acquisition, installation and validation of Dedicated Equipment in accordance with rates sets forth in the applicable Statement of Work; provided, that Senti will not be required to reimburse Provider for the costs of acquiring Dedicated Equipment under this Agreement if (a) Senti paid for such Dedicated Equipment directly and provided the Dedicated Equipment to Provider or (b) Senti has already reimbursed Provider for such costs prior to the effective date of the applicable Statement of Work. Unless otherwise agreed between the Parties, [***] will own all rights, title and interests in and to any and all Dedicated Equipment. If the Parties agree pursuant to a Statement of Work that Provider will use equipment that is necessary for performance of the Services under such SoW that is solely usable for and will be solely used for the performance of the Services for Senti, then such equipment will be deemed to be included in Dedicated Equipment.
6.4.2.    Maintenance. Excluding any equipment owned by Senti that is made available to Provider for purposes of performing the Services, all equipment used by Provider to provide the Services will be maintained by Provider per Provider’s standard maintenance program.
6.4.3.    Disposal. In the event Senti no longer wishes to use any Senti-owned equipment that has been installed in the Facility or stored by Provider, and Provider notifies Senti that it wishes to purchase such equipment, the Parties shall enter into good faith negotiations on the terms of such purchase. If Provider does not purchase such equipment, Provider may notify Senti and the Parties shall discuss in good faith reasonable procedures for the removal of such equipment, and if Senti fails to remove the equipment within a reasonable time mutually agreed by the Parties (but in no event longer than [***] from the date of Provider’s notice) at its cost, Provider may remove or otherwise dispose of such equipment and Senti shall reimburse Provider for such costs and pay reasonable storage fees.
7.    PRICING AND PAYMENTS.
7.1.    Credit. [***]. For clarity, [***]. The Parties may agree to [***].
7.2.    Prepayment.
7.2.1.    [***].
7.2.2.    [***] on the Initial Closing Date (as defined in the Framework Agreement). The [***] will be applied, until exhausted, to any amount invoiced by Provider pursuant to the [***]. If, when all Services under the [***] have been completed and paid for (through [***]), there is any remaining [***], then such remaining [***]. Other than the [***], Senti shall [***]
7.3.    Pricing.

7.3.1.    Service Fees. Subject to Section 7.1 (Credit) and Section 7.2 (Prepayment), Senti will pay Provider the Service Fees as are set out in the applicable Statement of Work.
7.3.2.    Batch Price. The Service Fees associated with the Manufacture of a Batch of Product will take the form of a Batch Price and the applicable Batch Price will be set forth in the Statement of Work. Unless specifically indicated to the contrary in the applicable Statement of Work, the Batch Price will be exclusive of all Out-of-Pocket Costs incurred for the Manufacture of such Batch.
7.3.3.    Adjustments. Provider shall have the right to adjust the Service Fees set out in each SoW no more than [***]; provided that, for each SoW, no adjustment shall be made until after [***]. The percentage increase in the Service Fees shall not exceed [***].
7.4.    Out-of-Pocket Costs. Unless otherwise stated in a Statement of Work, Out-of-Pocket Costs will be invoiced to Senti in accordance with Section 7.5 (Invoices), at the cost actually incurred by Provider as demonstrated by supporting documents, without markup. All such Out-Of-Pocket Costs that are invoiced will be documented in accordance with United States Generally Accepted Accounting Principles. If reasonably requested by Senti, Provider will provide reasonable additional documentation supporting such Out-of-Pocket Costs. Each Statement of Work will set forth an itemized estimate of the Out-of-Pocket Costs expected to be incurred under such Statement of Work. Such estimate shall be indicative only and without prejudice to Senti’s obligation to pay actual Out-of-Pocket Costs incurred and invoiced pursuant to Section 7.5 (Invoices). Provider shall, where reasonably practicable, provide Senti with updates to the estimated costs prior to incurring such costs.
7.5.    Invoices. Subject to Section 7.1 (Credit) and Section 7.2 (Prepayment), Provider will invoice Senti no later than [***] for Services conducted during such month and Out-of-Pocket Costs incurred during such month and will reference, in each such invoice, the Statement(s) of Work to which the invoice relates. Invoices for the Manufacture of a Batch of Product will state the reservation fee (which is a portion of the Batch Price) (the “Reservation Fee”) (if any) charged by Provider per the relevant SoW and paid by Senti in accordance with Sections 5.1 (Forecast) and 5.2 (Booking). Invoices will be delivered to Senti by email to the following email address: [***], or to such other email address as Senti may notify Provider from time to time in accordance with Section 17.9 (Notices).
7.6.    Payments and Payment Terms. Senti may make payments pursuant to this Agreement by check or wire transfer to a bank account designated in writing by Provider. Senti shall make payment for all undisputed invoices without set off or any other deduction (subject to Sections 7.1, 7.2 and 7.11), no later than [***] following receipt of the invoice or such other period as may be specified in this Agreement or the applicable Statement of Work (the “Payment Period”). Senti may in good faith dispute invoiced charges; provided that Senti notifies Provider of such dispute within [***] from the date of receipt of the invoice and pays all undisputed charges to Provider in accordance with the terms of this Agreement. If a billing dispute arises and cannot be resolved within [***] of the date of the relevant invoice through normal business channels, Provider and Senti agree to use the dispute resolution process as specified in Section 17.10.2 (Dispute Resolution). Amounts subject to good faith dispute shall not be payable during the pendency of such dispute, and any amount that is agreed or determined to be due shall be payable within [***] after the resolution of such dispute. In the even [***], Senti shall [***]
7.7.    Late Payments. Any invoiced amounts that are not paid when due shall accrue interest calculated at [***] per month (or part thereof) from the due date until Provider receives the entire amount owing (including interest).

7.8.    Records; Financial/Accounting Audit. Provider will create and maintain complete and accurate records relating to the Services provided hereunder, in accordance with generally-accepted accounting principles. Upon reasonable prior notice, such records shall be available during regular business hours for a period of [***] from the end of the calendar year to which they pertain for examination, not more often than once each calendar year, by an independent certified public accountant selected by Senti and reasonably acceptable to Provider, for the sole purpose of verifying the accuracy of the invoices and supporting documentation furnished by Provider pursuant to this Agreement, in connection with Out-Of-Pocket Costs. Any such auditor shall enter into a confidentiality agreement with Provider and shall not disclose the Confidential Information of Provider, except to the extent such disclosure is necessary to verify the accuracy of the invoices and supporting documentation furnished by Provider. Any amounts shown to be owed but unpaid shall be paid, and any amounts showed to be overpaid will be refunded, within [***] from the accountant’s report. Senti shall bear the full cost of such audit unless such audit discloses an overcharge by Provider of more than [***] of the amount due for the audited period, in which case Provider shall bear the reasonable cost of such audit.
7.9.    Reporting. Within [***] after the end of each calendar quarter, Provider will provide to Senti a report setting forth: (a) the total amounts invoiced to Senti under each Statement of Work, broken into Services Fees and Out-of-Pocket Costs; (b) the amount of the Credit and the Prepayment (or [***], as applicable) that have been applied to each category of invoiced amounts; and (c) the balance of the Credit, the Prepayment and the [***].
7.10.    Currency. All amounts specified in this Agreement are in United States dollars, and, unless otherwise specified on an invoice, all payments under this Agreement shall be made in United States dollars.
7.11.    Taxes. All taxes (including, but not limited to duty, sales, use, or excise taxes imposed by any Governmental Entity, but excluding any taxes due based upon the income of Provider) that apply to or result from the Services will be the sole liability and responsibility of Senti. Unless otherwise required by Laws, Senti will not deduct any withholding taxes or other taxes imposed by any Governmental Entity from any payment to Provider hereunder. Senti will advise Provider if it is required to deduct any withholding taxes or other taxes imposed by any Governmental Entity from any payment to Provider hereunder and Provider will, with Senti’s assistance, apply for a certificate of exemption from withholding or other tax from the applicable Governmental Entities. Notwithstanding the foregoing, Provider is solely responsible for its income tax resulting from all compensation received by Provider from Senti under this Agreement.
8.    SENTI RESPONSIBILITIES.
8.1.    Except as otherwise provided in a Statement of Work, Senti will be responsible for:
8.1.1.    Obtaining all Regulatory Approvals, without prejudice to Provider’s obligation to perform any Services for regulatory compliance assistance agreed in the applicable Statement of Work in accordance with such SoW and the Quality Agreement and;
8.1.2.    Informing Provider in writing of any changes in the Territory that affect the Services as far in advance as reasonably practicable before such change is implemented. For clarity, no such change in the Territory shall require the approval of Provider except [***], in which case [***];

8.1.3.    Final release of each Batch and determining the suitability of each Batch for use, subject to Provider’s delivery of complete and accurate Batch Documentation and other documentation as required under the Quality Agreement with respect thereto;
8.1.4.    Use of the Product by or on behalf of Senti or its Affiliates (other than by or on behalf of Provider) in accordance with all Laws in the Territory;
8.1.5.    Creating and approving the content of any label that will be applied to Product by Provider in accordance with Laws and obtaining Regulatory Approval for such labels and content;
8.1.6.    Establishing and providing Product specifications, storage conditions and shelf-life;
8.1.7.    Complying with all Laws that relate to the handling, transport, distribution, sale and use of any Product or Senti Supplies by or on behalf of Senti or its Affiliates (other than by or on behalf of Provider).
8.2.    For clarity, Section 8.1 shall not relieve Provider of any of its obligations under this Agreement, the Quality Agreement or any Statement of Work, and, accordingly, in the event of a conflict between Section 8.1 and any other provision of this Agreement, the Quality Agreement or a Statement of Work that expressly imposes any responsibility (sole or otherwise) for a particular activity or matter on Provider, such other provision shall control.
9.    TECH TRANSFER; ENGINEERING BATCHES.
9.1.    Technology Transfer to Provider. If, and to the extent, contemplated by a Statement of Work, the Parties agree to the following with respect to a technology transfer from Senti to Provider in connection with the initiation of process development or Manufacturing of Product:
9.1.1.    Transfer to Facility. The Parties expressly agree that they will work together to transfer Senti’s preexisting Manufacturing Process for the Product to the applicable Facility, including implementing the technology transfer plan set forth in the applicable Statement of Work. In the event of [***].
9.1.2.    Master Batch Record. Based on the information provided by Senti and including process changes developed by or on behalf of Provider pursuant to an applicable Statement of Work (if any), Provider will prepare the Master Batch Record for the Manufacturing Process for each Product, which shall be subject to Senti’s written approval pursuant to Section 9.1.4 (Senti Approval). Senti will inform Provider of any specific requirements Senti may have relating to the Master Batch Record, including any information or procedures Senti wishes to have incorporated therein in accordance with Section 9.1.3 (Senti Assistance).
9.1.3.    Senti Assistance. Senti will assist Provider in developing the Master Batch Record, including by providing Provider with additional information and procedures as may be required to create the Master Batch Record, such as the following, to the extent applicable: (a) Manufacturing Process information, standard operating procedures and development reports, (b) quality control assays, (c) raw material specifications (including vendor, grade and sampling/testing requirements), (d) Product and sample packaging and shipping instructions, (e) Product-specific cleaning and decontamination information and (f) waste disposal information. Provider may take information for (e) above under advisement but shall not be obligated to incorporate any such information into the Master Batch Record.
9.1.4.    Senti Approval. Provider will deliver a draft of the Master Batch Record for each Product to Senti for its review and written approval, which draft may omit Provider Operating Documents and other Confidential Information of Provider that are not specifically applicable to the Manufacture of such Product. Senti will review such draft and notify Provider in writing of any objections that it has to such draft, and upon such notification, representatives of Provider and Senti will meet promptly to resolve such objections. Following such meeting, Provider shall prepare and deliver a revised draft of the Master Batch Record to Senti for its review and written approval (such approval not to be unreasonably withheld). Upon Senti’s written acceptance of such draft, such draft will be deemed approved by Senti.
9.2.    Specifications and Manufacturing Process. The Parties acknowledge and agree that at the Effective Date, the Product Specifications and Manufacturing Processes for the Products to be Manufactured under the Phase 1 SoWs are under development. Such Product Specifications and Manufacturing Processes will not be considered [***]. With respect to any SoW other than the Phase 1 SoWs, if such SoW requires a technology transfer from Senti to Provider, [***]. Accordingly, with respect to any test in the release criteria for a Product that [***], Provider shall [***].
9.3.    Engineering Batches. For purposes of this Agreement, an “Engineering Batch” means a Batch that is not specified in the applicable Statement of Work or Purchase Order for Manufacture in accordance with GMP. Provider will Manufacture Engineering Batches as provided in the applicable Statement of Work. There will be no acceptance criteria or other specifications for purposes of acceptance of Engineering Batches, but the Parties may agree on certain target quality attributes in the applicable Statement of Work.  Provider will provide analytical testing of Engineering Batches as agreed by the Parties in the applicable Statement of Work and will report the results to Senti.  Provided Senti makes written request in advance of the applicable Manufacturing run and reimburses Provider for all costs of shipping of the Engineering Batch, such Engineering Batches will be provided to Senti subject to compliance with applicable regulatory requirements.  Senti will have the right to make whatever further use of such Engineering Batches as it will determine; provided that such use does not violate any Laws.  If [***] Engineering Batch [***] such results [***], provided, however, that if the Engineering Batch is [***], Provider will [***].
10.    GMP MANUFACTURE, PACKAGING AND DELIVERY.
10.1.    Manufacturing Site. Each Product Manufactured by or on behalf of Provider and supplied to Senti in accordance with cGMP will be Manufactured at the Facility identified in the applicable Statement of Work.
10.2.    Purchase Ordering. The Parties will agree upon a form of purchase order to be used by Senti in ordering Products and Batches hereunder (each such purchase order submitted hereunder, a “Purchase Order”). The form of Purchase Order shall not include any terms or conditions that are additional to, or inconsistent with, those set out in this Agreement. At the applicable time consistent with the terms of each Statement of Work, Senti may from time to time submit Purchase Orders to Provider for Manufacture and delivery of Batches of Product. Any Purchase Order not exceeding the capacity reserved for the appliable SoW in accordance with Section 5.2 (Booking) shall be deemed automatically accepted by Provider upon Provider’s receipt of such Purchase Order. Upon acceptance by Provider, the Purchase Order will become a part of the Agreement constituted by the relevant SoW. Provider may, but shall have no obligation to, accept any Purchase Orders that exceed the capacity reserved for Senti for the appliable SoW in accordance with Section 5.2 (Booking).
10.3.    Batch Documentation. With respect to each Batch, Provider will provide Senti with a copy of each document in the Batch Documentation for such Batch on a rolling basis as Provider reasonably determines such document is ready to be shared. Following completion of each Batch, Provider will provide Senti with a copy of all applicable Batch Documentation not previously shared. All Batch Documentation will be in Provider’s standard formats unless otherwise mutually agreed in writing by the Parties. Any Senti requests for documents or other work product related to Batch Documentation that are not specified or contemplated in the applicable Statement of Work or the Quality Agreement and are not produced by Provider in the ordinary course of business must be agreed upon in writing in the form of a Change Order or a separate agreement for such additional services, and Provider will not be obligated with respect thereto unless and until so agreed.
10.4.    Batch Failure. In the event any Batch is [***] hereunder (each, a “Failed Batch”), Provider will conduct an appropriate investigation to determine the cause of such failure (which investigation shall include an impact assessment on products that Provider or Senti reasonably believes may be an Impacted Product at the relevant time), [***] disclose to Senti the results of such investigation, and notify Senti in writing of Provider’s good faith conclusions regarding the cause of the nonconformity. If Provider determines that [***], then, in each case, Senti will have the remedies set forth in Section 10.6 (Remedies).
10.5.    Product Conformity. Subject to Section 9.3 (Engineering Batches), unless within [***] from the date of delivery of the Batch Documentation and any other documentation required by the Quality Agreement for Provider to disposition the Product (the “Inspection Period”), Senti notifies Provider in writing (“Exception Notice”) that such Product does not comply with the Product Requirements (“Nonconforming Product”), then such Product will be deemed to have been accepted, except in the case of a Latent Defect. In the case of a Batch having any Latent Defect, Senti may reject such Batch by delivering an Exception Notice to Provider of Senti’s rejection thereof within [***], but such Exception Notice [***]. Upon timely receipt of an Exception Notice from Senti, Provider will conduct an appropriate investigation to determine whether or not it agrees with Senti that the applicable Product is Nonconforming Product and to determine in good faith the cause of any nonconformity (which investigation shall include an impact assessment on products that Provider or Senti reasonably believes may be an Impacted Product at the relevant time), disclose to Senti the results of such investigation, and notify Senti in writing of Provider’s good faith conclusions regarding the cause of the nonconformity. If Provider agrees, or if an independent investigation or analysis conducted pursuant to Section 10.7 (Disputes as to Failed Batches or Product Conformity) determines [***], then Senti shall have the remedies set forth in Section 10.6 (Remedies).
10.6.    Remedies. In the event of a Failed Batch or a Nonconforming Product [***], subject to Section 5.4 (Supply Failure), Provider will, at Senti’s option, either (a) [***], or (b)  [***]In the event of a Failed Batch or a Nonconforming Product [***], Provider will, upon Senti’s request, [***]. The Parties will [***], unless the Batch was Manufactured [***], in which case [***]. The Manufacture of replacement Product pursuant to this Section 10.6 (Remedies) will be scheduled as soon as commercially reasonable (given Provider’s available capacity and existing commitments) following receipt of the necessary raw materials, including Senti Supplies, to Manufacture such Product, determination of the root cause of such failure, and the implementation of a corrective action plan with respect to such failure. For clarity, this Section 10.6 (Remedies) does not apply to Engineering Batches; remedies with respect to Engineering Batches are provided in Section 9.3 (Engineering Batches). Without prejudice to the indemnities set out in

Section 14.1.1 (Provider Indemnification), the remedies under this Section 10.6 (Remedies) shall be Senti’s sole remedies and Provider’s sole liability in connection with any Failed Batch or Nonconforming Product. Provider shall have no obligation to remedy a Failed Batch or Product Nonconformity under this Section 10.6 (Remedies) if [***].
10.7.    Disputes as to Failed Batches or Product Conformity. If the Parties disagree as to whether a Product is a Nonconforming Product or whether the cause of a Failed Batch or a Nonconforming Product is [***], and such disagreement is not resolved by good faith negotiation between the Parties within [***] of the date of delivery of the Exception Notice or the determination of a Failed Batch (as applicable), then the Parties will cause an independent mutually appointed reputable external party (such person or laboratory, the “External Party”) to perform an assessment. Absent fraud or manifest error of the External Party, the determination of the External Party as to whether or not such Product is a Nonconforming Product and the cause of any Failed Batch or Nonconforming Product will be binding upon the Parties (absent manifest error or bad faith on the part of the External Party) for purposes of determining financial liability hereunder. Notwithstanding the foregoing, Senti will not release any Product that has been deemed to be Nonconforming Product unless Senti’s material review board has approved the release and Senti has made the necessary Regulatory Authority communications and submissions and such release is permitted under the applicable Laws. Unless otherwise agreed by the Parties in writing, the costs associated with the External Party’s testing and review will be (a) [***], (b) [***], or (c) [***]. For the avoidance of doubt, where the cause of nonconformity or failure cannot be determined or assigned, [***].
10.8.    Product Testing. Product testing by Provider will be performed or subcontracted as specified in the applicable Statement of Work or Quality Agreement. For any such testing that is specified to be the responsibility of Senti, Provider will deliver samples to Senti or Senti’s designee as specified in the applicable Statement of Work or Quality Agreement. The test results for any such Senti-managed or Senti-performed Product testing will be documented on a Senti-generated Certificate of Analysis, independent of any Batch Documentation generated by or on behalf of Provider.
10.9.    Stability Testing. Provider will perform Product stability testing only if authorized by Senti and will not be obligated to perform it unless specified in the applicable Statement of Work.
10.10.    Product Packaging. If specified in the applicable Statement of Work, Provider will label and package Product in accordance with the instructions provided or authorized by Senti.
10.11.    Product Storage. Provider or its approved subcontractor will store Products under the Senti-specified GxP storage conditions until each applicable Batch is released by Provider’s quality assurance unit or until the expiry of such periods as set forth in the applicable SOW. Senti is responsible for making arrangements for Products to be transferred to its long-term storage and distribution facility upon release, unless otherwise provided in the applicable SoW.
10.12.    Shipping and Cartage. If specified in the relevant SoW, Products will be packed by Provider for shipment and cartage in accordance with the Shipping Guidelines. Senti will be responsible for and will reimburse Provider for all Out-of-Pocket Costs of packaging, boxing and shipping for Products in accordance with the Shipping Guidelines.
10.13.    Delivery; Risk of Loss; Title. For each Batch of Product, Provider will deliver to Senti the corresponding samples, Batch Documentation and any other documentation required by the Quality Agreement for Provider to disposition the Product. Provider will deliver all Product, raw materials and components, samples and other Deliverables to be delivered pursuant to this Agreement [***] indicated in the applicable Statement of Work. To the extent not already held by Senti, risk of loss and damage will transfer to Senti upon [***] and title will transfer to Senti [***]. If Provider provides storage services as provided in the applicable SoW, then risk of loss and title to stored items will pass to Senti upon [***] (subject to [***].
11.    QUALITY AND REGULATORY MATTERS.
11.1.    Quality Agreement. The Quality Agreement shall be reviewed and updated as appropriate, but no less than every [***], or other periods as provided herein or therein. For the avoidance of doubt, unless otherwise agreed in writing by the Parties, no GMP work may commence absent the establishment of a Quality Agreement with respect thereto.
11.2.    Regulatory Support. Except as otherwise expressly set forth herein, Senti shall be responsible for all filings necessary for approval to conduct clinical trials of and market Products. Provider will provide to Senti such Services as stated in the applicable SoW for cooperation with reporting obligations and/or the provision of information relating to the Product or the Manufacture, including the Manufacturing Process, thereof as may be necessary or useful for Senti to apply for, obtain and maintain Regulatory Approvals for each Product in any country or regulatory jurisdiction, including, without limitation, information relating to the Facilities, or the process, methodology, raw materials and intermediates used in the Manufacture of each Product and all information required to be submitted in the CMC section of an IND or a BLA or other regulatory filings, or required or requested to be provided to any Regulatory Authority. No later than [***] or such shorter period as may be required under relevant regulations following completion or permanent cessation of the Services at the applicable Facility, Senti shall: (a) file an update to any applicable regulatory filings relating to the Product to indicate a change in manufacturer; and (b) provide to Provider written confirmation of its compliance with this sentence.
11.3.    Maintenance of CMC Section. As between the Parties, unless otherwise provided in that certain Transition Services Agreement between the Parties dated the Effective Date (as may be amended, restated, supplemented or modified from time to time) (the “TSA”), Senti is responsible for preparing and filing all submissions for the Regulatory Approval of Products. Provider will provide to Senti such Services as stated in the applicable SoW for assistance in preparing, maintaining or updating the CMC section of any such regulatory application filed for a Product with a Regulatory Authority. The following terms shall apply to such Services (unless otherwise stated in the SoW): with respect to each Product Manufactured hereunder, prior to submitting to each Regulatory Authority for the first time any filing that identifies Provider as a site of manufacture of such Product, Senti will submit the relevant portions of such filing to Provider for review and comment. In addition, prior to submitting to each Regulatory Authority the CMC section (or any material change thereto) of any application for Regulatory Approval of a Product or a Senti Product that pertains to the Services rendered by or on behalf of Provider, Senti will submit such CMC section (or portion thereof pertaining to the Services rendered by or on behalf of Provider) for review by Provider. Provider will have a reasonable period to review and comment on such proposed submission. In connection with a filing for Regulatory Approval of a Product, Provider will provide the applicable Provider Operating Documents directly to the Regulatory Authority when possible and provide to such Regulatory Authority and Senti written authorization to reference and use the information contained in such Provider Operating Documents for such purpose, and to the extent that Provider cannot so provide such Provider Operating Documents, such documents shall be provided under strict confidentiality (subject to a separate confidentiality undertaking between Provider and Senti) to the appropriate persons

(regulatory affairs) at Senti for submission to the Regulatory Authority, subject to Provider’s rights to review the submission detailed above.
11.4.    Regulatory Compliance. Provider will obtain and maintain (a) all permits and licenses with respect to general Facility operations required by any Regulatory Authority in the jurisdiction in which such Facility is located, including the California Department of Public Health Drug Manufacturing License, (b) all other approvals, authorizations, certificates and permits required by Laws relating to Provider-Supplied Materials, including those relating to the import, export, handling, transport, and use of Provider-Supplied Materials. Senti will obtain and maintain all other approvals, authorizations, certificates and permits required by Laws relating to Product, Senti Product and Senti Supplies, including those relating to the import, export, handling, transport, distribution, sale and use of Product, Senti Product and Senti Supplies, provided that, at Senti’s request and expense, Provider will assist Senti in obtaining export clearance for Product by providing information in Provider’s possession that is necessary therefor. Senti will reimburse Provider for any payments Provider is required to make to any Regulatory Authority pursuant to Laws resulting from Provider’s formulation, development, Manufacturing, storing, or testing of Product, Third Party Starting Materials or Senti Supplies at a Facility under and related to this Agreement and any Statement of Work, to the extent such payments (i) are specific to a Product, Third Party Starting Materials that are solely for use in the Services, or Senti Supplies, (ii) are not applicable more broadly to the qualification, maintenance or operation of the Facility or Provider’s conduct of formulation, development, manufacturing, storing, or testing of any other product, materials or supplies, and (iii) are not attributable to any failure by Provider or its Affiliate or subcontractors to comply with applicable Laws, this Agreement, the applicable Statement of Work or the Quality Agreement. During the Term, Provider will assist Senti with regulatory matters relating to the Manufacture of Product pursuant to the applicable Statement of Work, at Senti’s request and expense.
11.5.    Right to Observe.
11.5.1.    Observation. Subject to the provisions of this Section 11.5 (Right to Observe) and Schedule 11.5.2, Senti may [***] the Manufacture, testing, and quality control and assurance of the Products at the applicable Facility (the “Observation”) in accordance with Provider’s reasonable policies, procedures, conditions, schedules and rules that Provider notifies to Senti from time to time (“Observation Policies”).
11.5.2.    Conduct of Observation. The Observation will be conducted during [***] and as more particularly set out in the Observation Policies, and will be subject to the following requirements:
(a)    each PIP will comply with all Laws and any Observation Policies, including those relating to access, health and safety, GxP and customer confidentiality;
(b)    Provider may remove any PIP from a Facility at any time if such PIP fails to comply with the requirements of this Section 11.5.2 (Conduct of Observation), including any Observation Policies or the reasonable directions of any Provider personnel while attending a Facility; and
(c)    if the records to be reviewed by Senti in connection with an Observation include any Confidential Information of Provider that is not relevant to the Manufacture, testing, and quality control and assurance of Product at the applicable Facility, Provider may redact such records prior to disclosing them to Senti solely to the extent such information is not relevant to Services provided by or on behalf of Provider to Senti; and if the records to be reviewed by Senti in connection with an Observation include any confidential information of a Third Party that Provider does not have authority to disclose to Senti, Provider may redact such records prior to disclosing them to Senti. Nothing in this Section 11.5 (Right to Observe) shall require Provider to produce to Senti or the PIP any information that is not relevant to Services provided by or on behalf of Provider to Senti.
11.6.    Compliance Audit. Senti may conduct or cause Senti’s Representative(s) to conduct at the Facility where a Product is manufactured, a quality or compliance audit in accordance with the terms of the Quality Agreement.
11.7.    Regulatory Inspections.
11.7.1.    Non-Product-Specific Regulatory Inspections. If Provider receives a notice of inspection, oral inquiry, or visit from a Regulatory Authority within the Territory which is not specific to any Product but relates to the Services being conducted under a Statement of Work, Provider will inform Senti in accordance with the terms of the Quality Agreement.
11.7.2.    Product-Specific Regulatory Inspections.
(a)    Senti Obligations. Senti will inform Provider of any written communications, correspondence or reports received by Senti from or sent by Senti to a Regulatory Authority containing observations relating to Provider or the Manufacture of any Product in accordance with the terms specified in the Quality Agreement.
(d)    Preparation and Participation. Provider will assist Senti with any regulatory inspection that is specific to the Product. Provider shall charge Senti for the preparation and hosting of regulatory inspections which are specific to any Product (and not Provider’s general manufacturing processes or facilities) at Provider’s then-current standard rates. At the request of Provider, Senti will help prepare for and participate in such inspections.
(e)    Regulatory Authority Observations. Provider will notify Senti in writing of all observations identified by any inspections by a Regulatory Authority that would reasonably be expected to affect Provider’s ability to Manufacture a Product, the Regulatory Approval of a Product or Senti Product, or Product quality, safety or efficacy. Provider shall provide Senti with copies of all correspondence, reports and forms received by or on behalf of Provider from any Regulatory Authority related to a Product, Senti Product or the Manufacture of a Product, including the Manufacturing Process. Provider will provide Senti with a draft response to any such observations for Senti’s review and comment prior to submission to the Regulatory Authority, and Provider will give good faith consideration to any timely comments provided by Senti. Provider will provide Senti with a copy of Provider’s response to such inspection findings no later than [***] after Provider submits such response to the applicable Regulatory Authority.
11.8.    Record Retention. Provider will retain copies of all Batch Documentation, and all other records or documentation generated by it in connection with the Manufacture and testing of the Product under this Agreement that may be reasonably necessary to assist Senti in the event of a Product stock recovery, recall, adverse drug event or complaint, in accordance with Provider’s standard operating procedures and applicable Laws for at least [***] after expiration or termination of this Agreement or for such period required by Law, whichever is longer.

11.9.    Anti-Corruption Laws. Each Party will, and will cause its Representatives and its subcontractors performing any Services or obligations hereunder to, comply with the U.S. Customs & Trade Partnership Against Terrorism (CTPAT) and with applicable laws and regulations relating to anti-corruption and anti-bribery, including the U.S. Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010 and any implementing legislation under the OECD Convention Against the Bribery of Foreign Officials in International Business Transactions (collectively, the “Anti-Corruption Laws”), and will immediately notify the other Party of any violation thereof. Each Party represents and warrants that it will not, and will cause its Representatives and anyone acting on its behalf not to, give, offer, agree or promise to give, or authorize the giving directly or indirectly, of any money or other thing of value to anyone as an inducement or reward for favorable action or forbearance from action or the exercise of influence: (a) to any governmental official or employee of any Governmental Entity (including employees of government-owned and government-controlled corporations or agencies); (b) to any political party, official of a political party, or candidate; (c) to an intermediary for payment to any of the foregoing; or (d) to any other Person in a corrupt or improper effort to obtain or retain business or any commercial advantage, such as receiving a permit or license.
12.    INTELLECTUAL PROPERTY RIGHTS.
12.1.    Senti Intellectual Property.
12.1.1.    Senti IP. As between the Parties, all rights, title and interests in, to and under Intellectual Property: (a) owned or controlled by Senti or any of its Affiliates as of the Effective Date or (b) created or acquired independently of this Agreement by or on behalf of Senti or its Affiliates (other than by or on behalf of Provider) during the Term (collectively, clauses (a) and (b), “Senti IP”) will remain solely with Senti, and no right or interest therein is transferred or granted to Provider pursuant to this Agreement except as set forth in Section 6.1.8 (Senti Supplies) and Section 12.1.3 (License from Senti).
12.1.2.    Senti Inventions. Senti will own all rights, title and interests in, to and under any and all Inventions, other than Provider Inventions, that are discovered, first conceived, made, developed or generated by or on behalf of Provider or its Affiliates, whether solely or jointly with Senti or its Affiliates, in performing the activities under this Agreement, including all Intellectual Property in and to any of the foregoing (collectively, “Senti Inventions”). Provider hereby irrevocably assigns and transfers to Senti all of Provider’s rights, title and interests in and to all Senti Inventions. Provider will execute and deliver to Senti, and shall require its Representatives involved in the performance of the Services to execute and deliver to Senti, any assignments or other documents reasonably required to effectuate the foregoing assignment, to perfect, record or evidence Senti’s sole ownership of the Senti Inventions, or to apply for, prosecute, maintain, enforce or defend any patent or other right in the Senti Inventions, at Senti’s request and expense at reasonable rates mutually agreed by the Parties in writing.
12.1.3.    License from Senti. Senti hereby grants Provider and its Affiliates a non-exclusive, fully-paid, non-transferable (except as provided in Section 17.7 (Assignment)) license (with the right to sublicense solely to permitted subcontractors) under that portion of the Senti IP and Senti Inventions that, in each case, is necessary to perform the Services, solely to perform the Services in accordance with the terms of this Agreement during the Term.
12.1.4.    Covenant not to sue. Senti hereby agrees not to pursue any claim, demand, action or other proceeding against Provider or its subcontractors to the extent based on any claim that Provider’s (or its subcontractors’) use of Senti IP and Senti Inventions that, in each case, [***]. As used in this Section 12.1.4 (Covenant not to sue), the “Permitted Services” means any services [***] to the extent such services are (i) [***], or (ii) [***] Notwithstanding the foregoing in this Section 12.1.4 (Covenant not to sue), the foregoing covenant not to sue will only apply with respect to [***].
12.2.    Provider Intellectual Property.
12.2.1.    Provider IP. As between the Parties, all rights, title and interests in, to and under Intellectual Property owned or controlled by Provider or any of its Affiliates as of the Effective Date, or created or acquired independently of this Agreement by or on behalf of Provider or its Affiliates during the Term (“Provider IP”) will remain solely with Provider, and no right or interest therein is transferred or granted to Senti hereby except as set forth in Section 12.2.3 (License from Provider). For clarity, any Intellectual Property licensed by Senti to Provider under this Agreement or any other agreement between the Parties will be deemed Senti IP and not Provider IP.
12.2.2.    Provider Inventions. Provider shall own all rights, title and interests in, to and under any and all Inventions that are discovered, first conceived, made, developed or generated solely by or on behalf of Provider or its Affiliates in performing the activities under this Agreement, and that (a) [***]; and (b) [***] (collectively, “Provider Inventions”).
12.2.3.    License from Provider. Subject to agreements between Provider and Third Parties (but excluding any subcontractor of Provider) in connection with relevant in-licensed technology, Provider hereby grants to Senti a non-exclusive, fully-paid up, royalty-free, worldwide, non-transferable (except as provided in Section 17.7 (Assignment)), irrevocable, perpetual license, with the right to grant sublicenses through multiple tiers, under the Provider Inventions, Provider IP and Subcontractor IP incorporated into any Product, Deliverable or Manufacturing Process, solely to develop, make, have made, use, sell, offer to sell, have sold, import and otherwise exploit Products and other Deliverables. For the avoidance of doubt, the grant of such license shall be [***]
12.3.    Technology Transfer to Senti.
12.3.1.    At any time and from time to time during or within [***] after (i) [***], (ii) [***], or (iii) [***] Senti shall have the right, upon written request to Provider, [***], a manufacturing technology transfer to Senti or its designee of the then current Manufacturing Process, including analytical methods and other quality control testing, for the relevant Product [***] with respect to which Provider (or its Affiliate or subcontractor) has performed Services hereunder (a “Manufacturing Technology Transfer”) in accordance with this Section 12.4 (Technology Transfer to Senti). Provider may redact any of its Confidential Information related to the Facility or its other customers from any transferred documents.
12.3.2.    For any Manufacturing Technology Transfer requested by Senti, the Parties will [***] enter into a mutually agreed technology transfer plan, for Provider to provide to Senti or a Third Party contract manufacturing organization designated by Senti the Manufacturing information, [***]. Following the execution of such plan, the Parties will conduct technology transfer activities in accordance with such plan. Provider will transfer [***] Senti will be responsible for all other reasonable costs incurred by Provider in the conduct of such technology transfer activities, except that if such technology transfer occurs after (i) [***], (ii) [***] or (iii) [***]), Senti will only be responsible for the costs incurred by Provider to perform [***], and Provider will not be responsible for the costs incurred by Senti or Senti’s Third Party designee.

12.4.    Third Party Intellectual Property. Save as agreed in the relevant SoW, or as agreed by Senti in writing in connection with Senti’s approval of the Product Specifications or Manufacturing Process, Provider shall not knowingly incorporate any Intellectual Property of a Third Party into any Manufacturing Process, Deliverables or Product without Senti’s prior written consent, which may be granted or withheld in Senti’s sole discretion.
13.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
13.1.    Mutual Representations and Warranties. Each Party represents and warrants to the other Party that (a) such Party is duly organized, validly existing, and in good standing under the Laws of the place of its establishment or incorporation, (b) such Party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement, (c) this Agreement will constitute the legal, valid and binding obligation of such party, and (d) neither the execution of this Agreement nor the performance of such Party’s obligations hereunder will conflict with, result in a breach of, or constitute a default under any provision of the organizational documents of such Party, or of any Law, authorization or approval of any governmental entity, or of any agreement to which it is a Party or by which it is bound.
13.2.    Provider Representations, Warranties and Covenants. Provider hereby represents, warrants and covenants, as applicable, to Senti that:
13.2.1.    the Services will be performed in a diligent and professional manner by individuals who are appropriately trained and qualified and in compliance with applicable Laws;
13.2.2.    each Batch of Product (excluding all Engineering Batches) delivered hereunder will be Manufactured in accordance with the relevant Master Batch Record and Manufactured and stored in compliance with all applicable Laws (including GxP) and subject to Section 9.2, at the time of delivery by Provider, will conform to the applicable Product Specifications, provided that any breach of this Section 13.2.2 shall be resolved in accordance with Section 5.4 (Supply Failure), Section 10.4 (Batch Failure), Section 10.5 (Product Nonconformity) and Section 10.6 (Remedies), and without prejudice to Section 14.1.1, shall not give rise to a separate claim under this Agreement or any relevant SoWs;
13.2.3.    title to each Batch of Product shall pass to Senti at the time specified in Section 10.13 (Delivery; Risk of Loss; Title), free and clear of all encumbrances;
13.2.4.    Provider’s operations have been conducted and shall be conducted in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Anti-Money Laundering Act of 2020, as amended, and all money laundering-related laws of other jurisdictions where Provider conducts business or owns assets, and any related or similar Law issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and Provider will immediately notify Senti of any violation thereof. No proceeding by or before any Governmental Entity involving Provider with respect to the Money Laundering Laws is pending or, to the knowledge of the Provider, is threatened;
13.2.5.    neither Provider nor any of Provider’s Affiliates nor any of their respective directors, officers or employees is subject to any sanction administered by the Office of Foreign Assets Control of the United States Treasury Department (“U.S. Economic Sanctions”), and Provider and its Representations do not and will not make any sales to or engage in business activities with or for the benefit of, and will not use any amounts payable under this Agreement for the purposes of financing the activities of, any persons and countries that are subject to U.S. Economic Sanctions, including any “Specially Designated Nationals and Blocked Persons” as defined therein; and
13.2.6.    it will not employ or use the services of any individual or entity who is debarred as mandated or authorized by 21 U.S.C. § 335a, and it will promptly notify Senti in writing if any of its employees or any individual or entity that is or has been involved in the performance of Services or that are or have been engaged in the Manufacture of Product become debarred as mandated or authorized by 21 U.S.C. § 335a.
13.3.    DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, PROVIDER MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
13.4.    Senti Representations, Warranties and Covenants. Senti hereby represents, warrants and covenants, as applicable, to Provider that:
13.4.1.    for each Project, Senti has (or will have) the right to supply to Provider or allow Provider the use of, for purposes of Provider’s performance of the Services in accordance with this Agreement and the applicable Statement of Work, the Senti Supplies (other than Senti Supplies Manufactured by Provider) Senti Confidential Information and other information that such Statement of Work specifies are to be supplied or provided by Senti to Provider, and any Intellectual Property licensed pursuant to Sections 6.1.8 and 12.1.3 (License from Senti), for use in the performance of the applicable Services in accordance with this Agreement and the applicable Statement of Work;
13.4.2.    the Senti Supplies (excluding Senti Supplies supplied by Provider), at the time of delivery by Senti to Provider, are conformant with specifications and qualified to be used for Manufacture in accordance with applicable GMPs and applicable Laws, to the extent so specified in the applicable SoW;
13.4.3.    as of the Effective Date, there are no actual or pending, and Senti has not received any written communication alleging or threatening any, adverse actions, suits, claims or formal investigations by a Governmental Entity, or settlements or judgments, involving the Product or Senti Product, by or against Senti or any of its Affiliates in or before a Governmental Entity, or for product liability involving the use or administration of any Product or Senti Product;
13.4.4.    as of the Effective Date, there is no litigation pending against Senti or any of its Affiliates that alleges that the making, use, sale, offering for sale or import of a Product infringes, misappropriates or violates the Intellectual Property of any Third Party and Senti has not received any written notice alleging any such infringement, misappropriation or violation;
13.4.5.    Senti’s operations have been conducted and shall be conducted in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and Senti will immediately notify Provider of any violation or potential violation thereof. No proceeding by or before any Governmental Entity involving Senti with respect to the Money Laundering Laws is pending or, to the knowledge of the Senti, is threatened;

13.4.6.    neither Senti nor any of Senti’s Affiliates nor any of their respective directors, officers or employees is subject to any U.S. Economic Sanctions and does not and will not make any sales to or engage in business activities with or for the benefit of, and will not use any amounts payable under the proposed agreement/relationship for the purposes of financing the activities of, any persons and countries that are subject to U.S. Economic Sanctions, including any “Specially Designated Nationals and Blocked Persons” as defined therein.
13.5.    DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, SENTI MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
14.    INDEMNIFICATION; INSURANCE.
14.1.    Indemnification.
14.1.1.    Provider Indemnification. Provider will indemnify, defend and hold harmless Senti, its Affiliates, and its and their respective directors, officers, employees, representatives, agents, successors and assigns (collectively, the “Senti Indemnitees”) from and against any and all losses, damages, liabilities, fees, judgments, taxes, awards, expenses and costs, including reasonable attorneys’ fees (“Losses”) to which any such Senti Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (“Third Party Claim”) to the extent arising out of: (a) any breach of Provider’s representations, warranties or obligations set forth in this Agreement, (b) any negligence or willful misconduct by any Provider Indemnitee, or (c) any claim that the use of any Provider IP or Provider Invention by Provider under this Agreement, or pursuant to the license granted to Senti in this Agreement, infringes, misappropriates or violates the Intellectual Property of any Third Party; in each case ((a)-(c)) except to the extent such Loss arises out of or results from (i) any Senti Indemnitee’s negligence or willful misconduct, (ii) Senti’s breach of this Agreement, or (iii) any issue relating to the Product or Services (a) [***], or (b) [***]
14.1.2.    Senti Indemnification. Senti will indemnify, defend, and hold harmless Provider, its Affiliates, and its and their respective directors, officers, employees, representatives, agents, successors, and assigns (collectively, the “Provider Indemnitees”) from and against any and all Losses to which any such Provider Indemnitee may become subject as a result of any Third Party Claim to the extent arising out of: (a) any breach of Senti’s representations, warranties, or obligations set forth in this Agreement, (b)any claim that Provider’s use of the Senti IP as expressly authorized in this Agreement, or that the Manufacture of a Product in accordance with the Manufacturing Process transferred by Senti, or prescribed by Senti [***], infringes, misappropriates, or violates the Intellectual Property of any Third Party, (c) the development, manufacture, production, packaging, handling, transport, sale, marketing, promotion, distribution, use, or disposal by or on behalf of Senti of Product supplied by Provider hereunder, including product liability or strict liability, or (d) any negligence or willful misconduct by any Senti Indemnitee; in each case ((a)-(d)) except to the extent that any of the foregoing arises out of or results from (i) any Provider Indemnitee’s negligence or willful misconduct or (ii) Provider’s breach of this Agreement.
14.1.3.    Indemnification Procedure. All indemnification obligations in this Agreement are conditioned upon the Party seeking indemnification (a) promptly notifying the indemnifying Party of the Third Party Claim for which the indemnifying Party seeks indemnification; provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying Party of any of its indemnification obligations except to the extent the indemnifying Party is prejudiced by such failure, (b) allowing the indemnifying Party, if the indemnifying Party so requests, to conduct and control the defense of such Third Party Claim and any related settlement negotiations at the indemnifying Party’s expense; provided, that (i) any indemnitee shall have the right to retain its own counsel at its own expense and (ii) no such Third Party Claim will be settled by the indemnifying Party without the indemnified Party’s prior written consent if such settlement imposes any obligations on the indemnitees other than customary mutual general release terms, (c) cooperating with the indemnifying Party in the defense of such Third Party Claim and any related settlement negotiations at the indemnifying Party’s request and expense, and (d) not compromising or settling such Third Party Claim without the prior written consent of the indemnifying Party.
14.2.    Insurance.
14.2.1.    Provider Insurance. Provider will, at its own cost, obtain and maintain throughout the Term and for a period of not less than [***] following the termination or expiration of this Agreement, insurance coverage in amounts appropriate for its activities and obligations under this Agreement, which will include (a) comprehensive general liability insurance (including bodily injury and property damage) with minimum policy limits of liability of no less than [***] per occurrence and [***] in the annual aggregate and (b) workers’ compensation insurance as required by Laws, each with a reputable insurer rated A- or better by A.M. Best. Provider will provide to Senti a certificate of insurance substantiating the existence of the insurance required by this provision within [***] following receipt of any written request therefor by Senti. Provider will provide Senti with written notice at least [***] prior to the cancellation or non-renewal of, or material change in, such insurance.
14.2.2.    Senti Insurance. Senti will, at its own cost, obtain and maintain throughout the Term and for a period of not less than [***] following the termination or expiration of this Agreement, insurance coverage in amounts appropriate for its business and the activities, obligations and products of the type to be developed and manufactured under this Agreement, which will include (a) comprehensive general liability insurance with minimum policy limits of liability of no less than [***] per occurrence and [***] annual aggregate, (b) prior to commencement of any clinical trial with a Product or Senti Product, product liability insurance of at least [***] and (c) worker’s compensation as required by Laws, with insurers rated A- or better by A.M. Best. Provider will be an additional insured on such policy. Senti will provide to Provider a certificate of insurance substantiating the existence of the insurance and additional insured endorsement(s) required by this provision within [***] following the receipt of any request therefor by Provider. Senti will provide Provider with written notice at least [***] prior to the cancellation or non-renewal of, or material change in, such insurance.
14.2.3.    Effect of Insurance. The insurance policies required to be maintained by the either Party under the provisions of this Agreement will not limit or restrict, or increase, either Party’s liabilities under this Agreement.

15.    TERM AND TERMINATION.
15.1.    Term. This Agreement will commence on the Effective Date and will continue until [***] (“Term”); provided, that if a Statement of Work is ongoing at the end of the Term, this Agreement shall continue in full force and effect, solely with respect to such then-effective Statement of Work, until the completion of the Services and the Parties’ other obligations under such Statement of Work, or the termination of such Statement of Work pursuant to Section 15.2 (Termination).
15.2.    Termination.
15.2.1.    For Cause. This Agreement (including all SoWs hereunder) or the relevant Statement of Work may be terminated by either Party in its sole discretion immediately upon written notice to the other Party, if such other Party or its Affiliate, as applicable, has breached any payment obligation of or has otherwise materially breached this Agreement, or such Statement of Work and failed to remedy such material breach within [***] following receipt of a written notice of such material breach from the non-breaching Party.
15.2.2.    For Insolvency/Bankruptcy. This Agreement (including all Statements of Work) may be terminated by a Party immediately upon written notice to the other Party: (a) upon the appointment of a receiver or custodian to take possession of any or all of the assets of such other Party; (b) upon such other Party making an assignment for the benefit of creditors; (c) if an attachment, execution or other judicial seizure of all or a portion of such other Party’s assets is not discharged within [***]; or (d) if such Party becomes a debtor, either voluntarily or involuntarily, under Title 11 of the United States Code or any other similar law and, in the case of an involuntary proceeding, such proceeding is not dismissed within [***] of the date of filing.
15.2.3.    For Technical Issues. If an Unforeseen Technical Factor occurs and either Party reasonably believes that Provider will be unable to complete the Services under one or more Statements of Work due to such Unforeseen Technical Factor, such Party shall inform the JPT of such Unforeseen Technical Factor. The JPT shall promptly discuss the Unforeseen Technical Factor in good faith to reach a mutually agreed resolution. If the JPT is unable to reach a consensus, the JPT shall escalate the Unforeseen Technical Factor to the JSC. If the JSC is unable to reach a consensus within [***] after such matter was brought to the JSC for resolution, then the Parties shall escalate the Unforeseen Technical Factor to the Executive Officers. If the Executive Officers are unable to reach a resolution of the Unforeseen Technical Factor within [***], such affected Statement(s) of Work may be terminated by either Party immediately upon written notice to the other Party. “Unforeseen Technical Factor” means a technical or scientific event or circumstance (not caused by a breach of Provider of this Agreement) which materially and adversely affects, or is likely to materially or adversely affect, Provider’s performance of the Services under one or more Statements of Work.
15.2.4.    For Impasse. Either Party may terminate a Statement of Work pursuant to Section 5.7.5 (Impasse).
15.2.5.    For Catastrophic Failure. In the event it becomes impracticable or impossible for Provider to perform any of the In-Scope Activities for a continuous period of [***], and [***], then either Party may terminate this Agreement forthwith upon written notice to the other Party. Provider shall [***], and [***] within [***] after termination of this Agreement in accordance with this Section 15.2.5 (Termination; For Catastrophic Failure).

15.2.6.    Mutual Termination. This Agreement and/or any or all Statements of Work may be terminated by the Parties’ mutual written agreement.
15.2.7.    For Deferred Consideration. In the event that Provider fails to make any payment of Deferred Consideration (as defined in the Framework Agreement) to Senti when such payment becomes due and payable on the date that occurs on the later of (x) [***] and (y) [***] Senti shall have the right, but not the obligation, to terminate (i) this Agreement or (ii) the [***] and Sections 2.4 [***] and 2.6 (Change of Control) of this Agreement.
15.3.    Effect of Termination. In the event of expiration or termination of this Agreement or any Statement of Work:
15.3.1.    Close-Out Activities. Provider will promptly cease and refrain from performing any additional Services described in any applicable Statement(s) of Work (including the Manufacturing and supplying of Product) unless otherwise mutually agreed in writing by the Parties and will perform only those services and activities as are necessary or advisable in connection with the close-out of the applicable Statement(s) of Work. Provider will utilize Commercially Reasonable Efforts to mitigate the Out-of-Pocket Costs incurred in connection therewith.
15.3.2.    Payment on Termination. Subject to Section 7.1 (Credit) and Section 7.2 (Prepayment), Provider will invoice Senti in respect of (a) Services performed in accordance with the terms and conditions of this Agreement or the applicable Statement of Work up to and including the day of such termination, in full for all completed Services and for partially completed Services a sum calculated on a pro-rata basis having regard to the Service Fee for the partially completed Services (determined in good faith by [***] (b) any non-cancelable Out-of-Pocket Costs incurred by Provider on behalf of Senti pursuant to this Agreement or the applicable Statement of Work that Provider is unable, using Commercially Reasonable Efforts, to allocate to existing work for another customer, and (c) any reasonable costs of close-out activities or other amounts owing to Provider under the terms of this Agreement. All such undisputed amounts due to Provider are due and payable within [***] of receipt by Senti of such invoice. Any disputes relating to such amounts shall be resolved in the same manner as set out in Section 7.6 (Payments and Payment Terms). For clarity, unless the termination is [***].
15.3.3.    Cancellation Fees. If this Agreement or any Statement of Work is terminated by Provider pursuant to Section 15.2.1 (Termination; For Cause), then, in addition to amounts payable under Section 15.3.2 (Payment on Termination), Senti will also be responsible for Cancellation Fees, as applicable, to the extent not included in the amounts payable under Section 15.3.2 (Payment on Termination). For clarity, no Cancellation Fees shall be payable by Senti if this Agreement or any Statement of Work is terminated by Senti pursuant to Section 15.2.1 (Termination; For Cause) or Section 15.2.2 (Termination; For Insolvency/Bankruptcy).
15.3.4.    Disposition of Product. Provided that Senti has paid all outstanding invoices for Services with respect to a particular Product in full, Provider will, unless prohibited by applicable Laws, within [***] following the date of expiration or termination of this Agreement or the applicable Statement of Work, provide Senti with all inventory of such Product that has not previously been delivered.
15.3.5.    Return of Senti Supplies. Provider will, within [***] following the expiration or termination of this Agreement or the applicable Statement of Work, make available for pickup by Senti or destroy, at Senti’s request and expense, all Senti Supplies and all Provider-Supplied Materials.

15.3.6.    Without Liability. Any termination of this Agreement by either Party in accordance with its terms will be without liability to the other Party for any Losses it may suffer as a consequence of such termination.
15.3.7.    Return of Confidential Information. The Parties will comply with Section 16.5 (Return of Information).
15.3.8.    Ongoing Stability. Unless this Agreement and/or the relevant SoW is terminated by Provider pursuant to Section 15.2.1 (Termination; For cause) (in which case clause (b) below shall apply), at Senti’s election, Provider will either (a) continue to perform any ongoing stability testing in accordance with a SoW (where the terms of such SoW, this Agreement, and the Quality Agreement shall continue as between the Parties with respect to such Services only) or (b) ship the stability samples to Senti (or its designee) at Senti’s sole cost.
15.4.    Survival. Upon expiration or termination of this Agreement for any reason, the rights and obligations of the Parties under this Agreement will terminate; provided, that such expiration or termination will not release either Party from any liability that already had accrued prior to the effective date of expiration or termination nor from any liability, obligation, or agreement that survives such expiration or termination pursuant to the provisions of this Agreement. [***].
16.    CONFIDENTIALITY.
16.1.    Scope of Confidential Information. Subject to Section 16.4 (Ownership of Confidential Information), “Confidential Information” means any and all information (a) disclosed by or on behalf of a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or any of its Representatives hereunder or (b) created in the performance of Services; in each case (i) whether tangible or intangible, (ii) whether written, electronic, oral, visual (e.g., obtained by observation at a site visit) or in any other form or medium and (iii) whether or not marked with a legend such as “Confidential” or “Proprietary”. For the avoidance of doubt, the term “Confidential Information” shall be construed as “the Disclosing Party’s Confidential Information.”
16.1.1.    Inclusions. Confidential Information includes (a) in the case of Senti as the Disclosing Party, all information that is specific to one or more Products and Senti Inventions, (b) in the case of Provider as the Disclosing party, all Provider Inventions and Provider IP, (c) the Disclosing Party’s plans and pricing, product costs, finances, marketing plans, business opportunities, research and development activities, technical and scientific information, data, specifications, formulae, models, processes, business strategies, customer and vendor information, and non-public Intellectual Property (e.g., know-how and trade secrets), (d) the existence and terms of this Agreement (with both Parties being deemed the Receiving Party with respect thereto), and (e) without prejudice to clauses (a) and (b) above, any copies, summaries and other analyses of other Confidential Information prepared by or for the Receiving Party or any of its Representatives.
16.1.2.    Exclusions. Confidential Information excludes information that the Receiving Party can prove by competent evidence:
(a)    is or hereafter becomes part of the public domain by public use, publication or general knowledge through no breach of this Section 16 (Confidentiality) by the Receiving Party or any of its Representatives;

(b)    was already in the possession of the Receiving Party or any of its Affiliates at the time of disclosure hereunder and not subject to existing confidentiality obligations; provided that the exception set forth in this Section 16.1.2(b) shall not apply to Provider as the deemed Receiving Party with respect to items created in the performance of the Services deemed to be Confidential Information of Senti;
(c)    was received by the Receiving Party or any of its Affiliates from a Third Party lawfully in possession thereof without restriction on disclosure or use and without breach of any obligation of confidentiality owed to the Disclosing Party; or
(d)    is independently discovered or developed by the Receiving Party or any of its Representatives outside of the scope of the activities under this Agreement and without reference to or reliance on any Confidential Information.
For the avoidance of doubt, Confidential Information shall not be deemed to be in the public domain or in the prior possession of a Person where it is merely embraced by or contained in more general information that is in the public domain or in such Person’s possession. Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

16.2.    Confidentiality and Non-Use. The Receiving Party will, during the Term and for a period of [***] thereafter, keep confidential and not use, directly or indirectly, for any purpose other than performing its obligations or exercising its rights or as expressly permitted under this Agreement, or publish or otherwise disclose or provide to any Third Party, any Confidential Information, except as expressly permitted by this Section 16 (Confidentiality); provided that for Confidential Information that is a trade secret under Laws and identified as such by the Disclosing Party, such obligations shall survive until such Confidential Information is no longer a trade secret. Further, the Receiving Party shall (a) protect Confidential Information with the same degree of care that it uses to protect its own confidential information of a similar nature, but no less than a reasonable degree of care, (b) comply with all Laws relating to Confidential Information, including in respect of data privacy and the export of information outside of national borders, (c) not remove or obscure any copyright or trademark notice, proprietary legend, indication of confidentiality or other restrictive notation on any Confidential Information, and (d) promptly notify the Disclosing Party of any actual or suspected disclosure, use or loss of Confidential Information in contravention of this Agreement, including a description of the circumstances, persons and entities involved, steps taken to mitigate resulting damage, and steps taken to prevent any further such disclosure, use or loss. This Section 16.2 (Confidentiality and Non-Use) shall not apply to any Confidential Information that Provider receives under the terms of the License Agreement or Framework Agreement.
16.3.    Permitted Disclosures. The Receiving Party may disclose Confidential Information as follows:
16.3.1.    to those of its Representatives and professional advisors (including accountants and lawyers) who (a) are bound by written obligations (or professional or ethical duties) of confidentiality and non-use no less stringent than the terms contained in this Section 16 (Confidentiality), provided that, with respect to Third Party subcontractors and professional advisors, the duration of the confidentiality term may be shorter than that set forth herein if such shorter term is consistent with industry standards, (b) have a definitive need to know such Confidential Information in connection with the Receiving Party’s performance of its obligations or exercise of its rights hereunder and (c) have been advised of the Receiving Party’s obligations under this Section 16 (Confidentiality); provided, that the Receiving Party shall be liable for any breach of this Section 16 (Confidentiality) caused by any of its Representatives or professional advisors (or any act or omission that would be a breach if such Representative or professional advisors was a party hereto);
16.3.2.    with respect to the existence and terms of this Agreement only, to its current or prospective bona fide investors, underwriters, lenders, insurers, brokers, partners, licensees or acquirers and their legal counsel and other professional advisors as part of their due diligence investigations who are (a) informed of the confidential nature of such information and (b) bound by written obligations (or professional or ethical duties) of confidentiality and non-use at least as protective of Confidential Information as the terms of this Section 16 (Confidentiality) (except of shorter duration if customary for the context of such disclosure);
16.3.3.    in the case of Senti as the Receiving Party, to Regulatory Authorities as reasonably necessary to obtain and maintain Regulatory Approvals and to comply with Senti’s or its Affiliates’ obligations under Laws as the sponsor of any regulatory filing or with respect to any clinical trial conducted by or on behalf of Senti, and to Third Parties in connection with Senti’s exercise of its rights hereunder or development of Products or Senti Products, provided that such Third Parties are bound by written obligations of confidentiality and non-use no less stringent than the terms contained in this Section 16 (Confidentiality), and to [***]; and
16.3.4.    directly in response to a valid order of a court of competent jurisdiction or other Governmental Entity having competent jurisdiction and to the extent required by Laws or by the listing standards, agreements, rules or regulations of the United States Securities and Exchange Commission or similar regulatory authority in a country other than the United States or of any stock exchange or listing entity on which any securities of the Receiving Party or any of its Affiliates are listed; provided, that the Receiving Party will (a) first give the Disclosing Party written notice of such order or requirements and any respective timing constraints to the extent legally permissible, (b) at the Disclosing Party’s request and expense, reasonably cooperate with the Disclosing Party in any efforts to contest such order or requirement or seek legal protection, including through a protective order and (c) limit the disclosure to only the information reasonably required to be disclosed by such order, standard, rule or agreement.
16.3.5.    Notwithstanding this Section 16.3 (Permitted Disclosures), Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of Section 16.2 (Confidentiality and Non-Use).
16.4.    Ownership of Confidential Information. Except as specifically provided in this Agreement, nothing contained in this Agreement will be construed as granting or conferring any rights by license or otherwise in any Confidential Information of the Disclosing Party disclosed to the Receiving Party. All disclosed Confidential Information will remain the property of the Disclosing Party. Notwithstanding the foregoing, Confidential Information created in the performance of Services shall be subject to the allocation of ownership provisions of Section 12 (Intellectual Property Rights), and the Party deemed the owner of Intellectual Property pursuant to such Section shall also be deemed the Disclosing Party thereof for purposes of this Section 16 (Confidentiality). Accordingly, any Manufacturing Process, Master Batch Records, and Deliverables, but excluding any Provider Operating Documents, Provider IP or Provider Inventions included in any of the foregoing, shall be deemed Senti’s Confidential Information.
16.5.    Return of Information. Upon expiration or termination of this Agreement or any Statement of Work, or upon the Disclosing Party’s earlier written request, the Receiving Party shall immediately cease using all applicable Confidential Information of the other Party (except to the extent it has a surviving right of use thereto) and promptly either, as directed by the Disclosing Party, return it to the Disclosing Party or destroy it (and certify as to such destruction), including all portions of copies, summaries and other analyses. Notwithstanding the foregoing, (a) the Receiving Party may retain a single copy of such Confidential Information in the files of its legal counsel for the sole purpose of ensuring compliance with such Party’s obligations hereunder, (b) the Receiving Party may retain a copy of such Confidential Information to exercise any rights hereunder that survive expiration or termination of this Agreement or as necessary for regulatory compliance or insurance purposes, (c) the Receiving Party is not required to return or destroy any Confidential Information if doing so would violate (or result in the violation of) any Laws, (d) the Receiving Party shall not be required to expunge any minutes or written consents of its board of directors (or equivalent governance body), and (e) to the extent that the Receiving Party’s standard computer back-up or archiving procedures create copies of Confidential Information, the Receiving Party may retain such copies for the period it normally archives backed-up computer records, so long as such copies are not readily accessible and are not used or consulted for any purpose other than disaster recovery. Any Confidential Information retained pursuant to the foregoing sentence shall remain subject to this Section 16 (Confidentiality) until destroyed or no longer deemed Confidential Information based on Section 16.1.2 (Exclusions).
16.6.    Injunctive Relief. The Parties acknowledge and agree that, due to the unique nature of the Confidential Information, the breach of this Section 16 (Confidentiality) by the Receiving Party may cause irreparable damage to the Disclosing Party for which monetary damages would be inadequate. Accordingly, the Disclosing Party shall have available to it the right to seek injunctive relief or other remedies in connection with a threatened or actual breach of any of the Receiving Party’s obligations under this Section 16 (Confidentiality), and the Parties waive the requirement of any bond being posted as security in any application for such relief.
16.7.    Public Disclosure. Notwithstanding anything herein to the contrary, each Party hereby agrees with the other Party that no press release or similar public announcement or communication shall, at any time, be made by it or caused to be made by it concerning the execution or performance of this Agreement unless it shall have consulted the other Party in advance with respect thereto and such other Party consents in writing to such release, announcement or communication; provided, however, the provisions of this Section 16.7 (Public Disclosure) shall not prohibit any such press release or similar public announcement or communication required to comply with the requirements of any Laws or the rules and regulations of each stock exchange upon which the securities of such Party or any of its Affiliates are listed, if any (in which case such Party shall notify the other Party promptly and shall use commercially reasonable efforts to provide the other Party with a copy of the contemplated disclosure prior to submission or release, as the case may be). Neither Party shall be required to obtain the consent of the other Party to publish or disclose any information that has already been publicly disclosed by either Party in accordance with this Section 16.7 (Public Disclosure), provided that such information remains relevant and accurate as of such disclosure.

17.    MISCELLANEOUS.
17.1.    No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, MULTIPLIED, EXEMPLARY, INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES, OR ANY LOSS OF FUTURE REVENUE, INCOME, OR PROFITS, THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT, REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF THAT PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR IF SUCH LOSSES COULD HAVE BEEN REASONABLY FORESEEN; PROVIDED, THAT THIS SECTION 17.1 (NO CONSEQUENTIAL DAMAGES) SHALL NOT SERVE AS A LIMITATION WITH RESPECT TO LIABILITIES FOR (A) ANY INDEMNIFYING PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 14.2 (INDEMNIFICATION), (B) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (C) A PARTY’S BREACH OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER THIS AGREEMENT.
17.2.    Maximum Liability. Subject to Section 17.3 (Exceptions), each Party’s entire liability arising from or relating to this Agreement or any SoW, or the subject thereof, under any legal theory (whether in contract, tort or otherwise), shall not exceed (a) [***] and (b) [***] The foregoing limitation will not limit Senti’s payment obligations under Section 7 (Pricing and Payments).
17.3.    Exceptions. Nothing in this Agreement excludes or limits the liability of any Party in respect of (i) death or personal injury caused by negligence; (ii) the indemnities given pursuant to Section 14.1 (Indemnification); (iii) any liability which may not otherwise be so limited or excluded under applicable Laws; (iv) gross negligence or willful misconduct; or (v) breach of any confidentiality or non-use obligations under this Agreement.
17.4.    Technology Transfers under SoWs. Notwithstanding anything to the contrary, in no event shall Provider be liable for any breach of this Agreement, any SoWs or the Quality Agreement to the extent that such breach results from a non-compliance by Senti with its obligations to timely transfer technology to Provider in accordance with any applicable SoWs, and to the extent such failure to timely transfer such technology is not attributable to any acts, omissions or delays in acting by Provider or any of its personnel or subcontractors.
17.5.    Entire Agreement. This Agreement, together with the Framework Agreement, Quality Agreement, and other Ancillary Agreements, constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes all previous agreements between the Parties, written and oral, in respect of its subject matter.
17.6.    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by an authorized representative of each of Provider and Senti and (b) in the case of a waiver, by an authorized representative of the Party against whom the waiver is to be effective. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
17.7.    Assignment. Subject to Section 2.6 (Change of Control), this Agreement and all provisions hereof will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party will have the right to assign or transfer this Agreement, or any rights or obligations hereunder, in whole or in part, without the express written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; except that (a) a Party may, without such consent, but with written notice promptly thereafter, novate and assign or otherwise transfer the rights and obligations under this Agreement to a successor in interest to or an acquirer of all or substantially all of the business or assets of such Party; provided that in such event [***], and (b) Senti may assign a Statement of Work pursuant to Section 2.5 ([***]). Except to the extent otherwise expressly provided herein (e.g., rights conferred to indemnitees), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. Any purported assignment in breach of this Section 17.7 (Assignment) will be void.
17.8.    Force Majeure. Except as to payments required under this Agreement, neither Party will be liable for damages for, nor will this Agreement be terminable or cancelable, in whole or in part, by reason of, any interruption of, delay, failure or default in such Party’s performance hereunder if such interruption, delay, failure or default is caused by events beyond such Party’s reasonable control, including fire, flood, earthquake, natural disaster, weather-related event, pandemic and other acts of God; failure of public utilities; regulation or law or other action or failure to act of any Governmental Entity; war, hostilities, terrorist activities, insurrection or civil commotion (each, a “Force Majeure”). The non-performing Party is excused from performance to the extent and for the duration of the event; provided, that it first notifies the other Party in writing of the event and that it uses Commercially Reasonable Efforts to mitigate the effect and duration of the event. If the non-performing Party is not able to perform its obligations for [***] then the Parties will discuss and negotiate in good faith any required modifications to this Agreement or an applicable Statement of Work.
17.9.    Notices. Subject to Section 4 (Project Management) with respect to the exchange of routine information relative to the status of each Project, and Section 7.5 (Invoices) with respect to invoicing, all notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when received, if delivered personally, (b) when transmitted, if sent by email (with confirmation of successful transmission and with a duplicate copy directed pursuant to one of the methods set forth in clause (c) or (d) below), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested), and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:
For Provider:
GeneFab, LLC
1430 Harbor Bay Parkway
Alameda, CA 94502
Attn: Phillip Lee
Email: [***]
With a copy to:
Morrison & Foerster LLP
33/F, Edinburgh Tower, Landmark
15 Queen's Road Central
Hong Kong

Attn: Marcia Ellis
Email: [***]
For Senti:
Senti Biosciences, Inc.
2 Corporate Drive, First Floor,
South San Francisco, CA 94080
Attn: Tim Lu
Email: [***]

17.10.    Governing Law; Dispute Resolution.
17.10.1.    Governing Law. This Agreement, including all issues and questions concerning the application, construction, validity, interpretation, and enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws provisions.
17.10.2.    Dispute Resolution. Exclusive of disputes relating to quality matters, which will be governed by Section 10.7 (Disputes as to Failed Batches or Product Conformity), if the JPT raises an issue to the Parties for resolution, or in the event of any dispute, controversy, difference, or claim arising out of, relating to, or in connection with this Agreement or a Statement of Work (including any questions regarding its existence, validity, or termination, the scope or applicability of this agreement to arbitrate, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement or Statement of Work (a “Dispute”), the Parties shall use the following procedure in good faith:
17.10.2(a)    Escalation. A meeting of the Executive Officers, which may be either in-person or via teleconference, shall be held within [***] after either Party gives written notice of a Dispute to the other Party. The Executive Officers shall negotiate in good faith and use reasonable efforts to resolve the Dispute.
17.10.2(b)    Dispute Resolution. If the Executive Officers are unable to resolve the Dispute within [***] after notice of the Dispute, then the Dispute shall be referred to and finally resolved by arbitration administered by the International Centre for Dispute Resolution (“ICDR”) in accordance with its International Arbitration Rules in effect at the time of the arbitration, which rules are deemed to be incorporated by reference into this clause, except as they are modified herein. The seat, or legal place, of arbitration shall be New York, New York, United States of America. The arbitration proceedings shall be conducted in English. The arbitral tribunal shall consist of three arbitrators. The tribunal shall award to the prevailing party its costs and expenses of the arbitration, including its reasonable legal fees and other costs of legal representation, fees paid to the arbitrators, and any administrative fees paid to the ICDR, as determined by the arbitral tribunal. Judgement upon the award may be entered into any court having jurisdiction of the award or having jurisdiction over the relevant party or its assets. The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders, or awards made in the arbitration (together, the “Arbitration Confidential Information”) shall not be disclosed to any non-party except the arbitral tribunal, the ICDR, the parties, their counsel, experts, witnesses, accountants, and auditors, potential third-party funders, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Arbitration Confidential Information to the extent required to protect or pursue a legal right or interest of the party in legal proceedings before a court or other authority, or to enforce or challenge an award in bona fide legal proceedings. This confidentiality provision survives termination of this Agreement and of any arbitration brought pursuant to this Agreement. Notwithstanding Section 17.10.1, the arbitration and this agreement to arbitrate shall be governed by Title 9 (Arbitration) of the United States Code.
17.10.2(c)    Temporary Injunctive Relief. Notwithstanding anything to the contrary in this Agreement, either Party may, at any time and without waiving any remedy under this Agreement, seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party.
17.11.    Interpretation.
17.11.1.    Headings. All headings in this Agreement are for convenience purposes only, do not constitute a part of this Agreement and will not be deemed to limit or affect the meaning or interpretation of any of the provisions hereof.
17.11.2.    Persons. References in this Agreement to a Person include its successors and permitted assigns. Words of one gender include each other gender.
17.11.3.    Law. References in this Agreement to an agreement or Law include such agreement or Law as amended, restated, supplemented or otherwise modified from time to time unless otherwise specified.
17.11.4.    Cross-References. When a reference is made in this Agreement to a Section, Exhibit, Schedule, Recital or Preamble, such reference is to a Section, Exhibit, Schedule, Recital or Preamble of or to this Agreement unless otherwise indicated. Likewise, the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.
17.11.5.    Certain Words. The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings. Except where the context otherwise requires, the word “or” will be interpreted in the inclusive sense, commonly associated with the term “and/or.” The word “will” will be construed to have the same meaning and effect as the word “shall” (and vice versa).
17.11.6.    Singular/Plural. Terms defined or used in the singular have a comparable meaning when used in the plural, and vice versa.
17.11.7.    Drafting. The Parties are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction, and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.
17.12.    Independent Contractors. The Parties are independent contractors and not employees, agents, partners or joint venturers of or with each other. Neither Party may represent, bind, or act on behalf of the other Party.
17.13.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
17.14.    Counterparts. This Agreement may be signed in any number of counterparts, each and every one of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each Party and delivered to the other Party, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Delivery of an executed counterpart of a signature page to this Agreement by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement. Electronic signatures, facsimile signatures and signatures transmitted via PDF will be treated as original signatures.
[Signature Page Follows.]

    IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

	GENEFAB, LLC		SENTI BIOSCIENCES, INC.
By its sole member: VALERE BIO, INC.
By:	/s/ Donald Tang	By:	/s/ Tim Lu
Name:	Donald Tang	Name:	Tim Lu, M.D., Ph.D.
Title:	President	Title:	Chief Executive Officer

EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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EXHIBIT D

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EXHIBIT E

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EXHIBIT F

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EXHIBIT G

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